Exhibit 10 (b)


                                                                  CONFORMED COPY

                                    AGREEMENT



                             DATED 23rd August, 2000



                               (pound)300,000,000


                            REVOLVING CREDIT FACILITY



                                       FOR


                               TXU EUROPE LIMITED



                                   ARRANGED BY


                               CHASE MANHATTAN plc




                                  ALLEN & OVERY
                                     London


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                                      INDEX

CLAUSE                                                                   PAGE

1.    Interpretation.......................................................1
2.    The Facility........................................................29
3.    Purpose.............................................................29
4.    Conditions Precedent................................................29
5.    Drawdown............................................................30
6.    Repayment...........................................................31
7.    Prepayment and Cancellation.........................................32
8.    Interest Periods....................................................33
9.    Interest............................................................33
10.   Optional Currencies.................................................35
11.   Payments............................................................36
12.   Taxes...............................................................37
13.   Market Disruption...................................................38
14.   Increased Costs.....................................................40
15.   Illegality and Mitigation...........................................41
16.   Representations and Warranties......................................42
17.   Information Undertakings............................................45
18.   General Undertakings................................................47
19.   Events of Default...................................................56
20.   The Agent and the Arranger..........................................61
21.   Fees................................................................66
22.   Expenses............................................................67
23.   Stamp Duties........................................................67
24.   Indemnities.........................................................67
25.   Evidence and Calculations...........................................68
26.   Amendments and Waivers..............................................69
27.   Changes to the Parties..............................................71
28.   Disclosure of Information...........................................74
29.   Set-off.............................................................74
30.   Pro rata Sharing....................................................75
31.   Severability........................................................76
32.   Counterparts........................................................76
33.   Notices.............................................................76
34.   Jurisdiction........................................................77
35.   Governing Law.......................................................77


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SCHEDULES

1.    Banks and Commitments...............................................79
2.    Conditions Precedent Documents......................................80
3.    Calculation of the Mandatory Cost...................................81
4.    Form of Request.....................................................83
5.    Form of Novation Certificate........................................84
6.    Form of legal opinion of Allen & Overy..............................85
7.    Part I Guarantee....................................................88
      Part II Guarantor Accession Agreement...............................91
      Part III To be delivered by a Guarantor.............................92

Signatories...............................................................94

THIS AGREEMENT is dated 23rd August, 2000 and is made between:

(1)  TXU EUROPE LIMITED (Registered No. 3505836) (the "COMPANY");

(2)  CHASE MANHATTAN plc as arranger (in this capacity the "ARRANGER");

(3)  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS"); and

(4)  CHASE MANHATTAN INTERNATIONAL LIMITED as agent (in this capacity the
     "AGENT").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement, unless the context otherwise requires:

     "ACQUISITION"

     means the acquisition by Bidco of the Target Shares;

     "ACT"

     means the Companies Act 1985;

     "ADJUSTED SHARE CAPITAL AND RESERVES"

     means the aggregate of the following items namely:

     (a) the nominal amount of the share capital of Finco 2 for the time being issued and paid up or credited as paid up excluding any Qualifying Preference Shares issued by Finco 2;

     (b) the amounts standing to the credit of the consolidated reserves of the Group (including any share premium account and capital redemption reserve),

     (c) but adjusted, to the extent that the following items have not already been added, deducted or excluded in arriving at the figures referred to in (a) or (b) above:

          (i) by deducting the amounts standing to the debit of the consolidated reserves of the Group;

          (ii) by deducting any amounts attributable to interests of non-Group members in Subsidiaries of Finco 2;

          (iii) by deducting any reserves set aside for deferred taxation;

          (iv) by deducting the amount by which the net book value of any fixed asset has been written up after 24th March, 1999 (or, in the case of a person which has become or becomes a member of the Group after that date, the date on which it became or becomes a member


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                                       2


               of the Group) by way of revaluation or on its transfer from one member of the Group to another (but no such deduction shall be made if the amount of this write up is supported by and does not exceed the amount shown by an independent written valuation);

          (v) by adding back (aa) to capital reserves, goodwill written off by reason of the Acquisition and (bb) to cumulative revenue reserves, any goodwill arising on the Acquisition and subsequently amortised through the profit and loss account;

          (vi) by adding back (aa) to capital reserves, goodwill written off by reason of any other acquisition after 24th March, 1999 of all or a majority of the equity share capital or business of another person and (bb) to cumulative revenue reserves, any goodwill, arising on any other such acquisition and subsequently amortised through the profit and loss account; and

          (vii) by adding back proceeds (up to a maximum aggregate amount of US$500,000,000) from any issue of Equity-Credit Preferred Securities,

          but so that no amount to be added, deducted or excluded as a result of any of the foregoing shall be added, deducted or excluded more than once in the same calculation and, where the calculation is being made as at the end of a Test Period or in the context of paragraph (d) of the definition of Permitted Security Interest or in the context of Clauses 18.1 (Financial ratios) or 18.17 (Project Finance Subsidiaries), each such amount shall be determined by reference to the most recent financial statements and compliance certificates delivered hereunder as adjusted under the provisions of Clause 18.2 (Change of Accounting policies) and the terms of this definition or any relevant Clause of this Agreement;

     "ADVANCE"

     means a Revolving Advance or a Term-out Advance;

     "AFFILIATE"

     means, in relation to any person, any Subsidiary of that person, any holding company of that person and any other Subsidiary of that holding company;

     "AGENT"

     means Chase Manhattan International Limited of 125 London Wall, London EC2Y 5AJ or such other person as may be appointed Agent for the Banks under Clause 20 (The Agent and the Arranger);

     "AGENT'S SPOT RATE OF EXCHANGE"

     means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.


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                                       3


     "ANNIVERSARY"

     means an anniversary of the Signing Date;

     "APPLICABLE MARGIN"

     means, at any time, 0.875% per annum or if at the date of this Agreement or subsequently the most recent determination of the Leverage Ratio under Clause 18.1 (Financial Ratios) shows that the Leverage Ratio is less than 65%, the rate per annum determined as follows:

      LEVERAGE RATIO          AND NOT LESS THAN:     APPLICABLE MARGIN IS:
      IS LESS THAN:

      65%                             60%                    0.75%

      60%                             55%                   0.625%

      55%                              -                     0.5%

     provided that:

     (a) any reduction or increase in the Applicable Margin shall have effect five Business Days following the date of delivery of any set of audited or management accounts for a Quarter under Clause 17.3(a) (Annual audited financial statements) and 17.3(b) (Unaudited management accounts), together with the financial covenant compliance certificate by the Company referred to in Clause 17.3(c) (Compliance with Financial Undertakings), until (but excluding) the effective date for any subsequent change in the Applicable Margin in accordance with this definition;

     (b) during the continuance of any Default, any margin reduction under this definition will not apply, and the Applicable Margin shall be 0.875%;

     "APPROPRIATE ACCOUNTING PRINCIPLES" means:

     (a) the accounting principles, policies, standards, practices and bases (being generally accepted in the United Kingdom), as adopted in the Original Group Accounts; or

     (b) where any change has occurred and (if required) has been agreed under Clause 18.2 (Change of Accounting policies), such accounting principles, standards, practices and bases as have so occurred and (if required) have been so agreed;

     "AUDITORS"

     means PricewaterhouseCoopers or such other internationally recognised firm of chartered accountants as may be auditors to the Group for the time being;

     "BIDCO"

     means TXU Acquisitions Limited (company no.3455523);

     "BORROWED MONEY"


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                                       4


     means any present or future Indebtedness (whether by way of principal or premium) for or in respect of:

     (a)  money borrowed or raised;

     (b) any recourse arising from the discounting of receivables save for recourse for disputed or ineligible debts or similar rights of recourse typical in a securitisation transaction;

     (c) liabilities under or in respect of any acceptance or acceptance credit or documentary credit facility or standby credit facility, other than
          (i) any such credit facility relating to the acquisition cost of assets or services to the extent that the same involves deferral of payment of any sum for one year or less and (ii) exposure under any such credit issued to back completion or performance obligations (including any obligation to lodge cash margin payments in case of a specified decline in a Group Company's rating), except to the extent that:

          (i) such obligations are for the payment of Borrowed Monies, or for the payment of liquidated damages the payment of which is triggered by an event or circumstance which has (as of the relevant date on which any calculation is made) already occurred, and, in the case of a decline in rating, if the rating agency concerned has reduced the relevant rating, the amount taken into account will be the amount which has, or will, become payable by reason of such decline; or

          (ii) provision has been made in the accounts of the relevant Group Company for an amount due under the underlying obligation or, were the relevant Group Company to prepare accounts as of the date on which a compliance certificate is issued to the Agent under Clause 17.3 (Delivery of financial statements), such a provision should be made in accordance with Appropriate Accounting Principles;

     (d) any notes, bonds, debentures, debenture stock, Advance stock or other debt security offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash, other than any bond, note, debenture or other debt security referred to in (f) below;

     (e)  any outstanding Qualifying Preference Shares in issue;

     (f) any outstanding balance of the acquisition cost of assets or services to the extent payable on deferred payment terms after the time of acquisition or possession thereof by the person liable (but only to the extent that the same:

          (i)  involves deferral of payment of any sum for more than one year;

          (ii) is not a cost in respect of the expansion, development or renewal of all or part of the "licensee's distribution system" (as defined in the PES Licence); and

          (iii)exceeds(pound)25,000,000 in respect of any transaction or series of related transactions)


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                                       5


          whether or not any instalments for payment are evidenced by a bond, note, debenture or other debt security issued by the obligor;

     (g)  any Finance Lease;

     (h) any guarantee, indemnity or other legally binding assurance against (or other legally binding arrangement intended to prevent or limit) loss arising under any Borrowed Money of any person who is not a Group Company;

     (i) for the purpose of Clause 19.1(d) (Cross-default) only, any Derivative Transaction (calculated at the mark-to-market value for close-out);

     (j) any liability which has arisen under any transaction by virtue of which:

          (i) a capital sum is received by a person as consideration for the sale or disposal (whether by outright alienation or the grant of a lease or other interest or otherwise) of any assets; and

          (ii) a third party making or funding the payment receives a guarantee, indemnity or other legally binding assurance from a member of the Group against (or other legally binding arrangement intended to prevent or limit) loss as a result of the assets not generating or being realised for a specific amount or an amount calculated in an agreed manner;

     (k) any amount raised under any other transaction having the commercial effect of a borrowing and entered into primarily as a means of raising finance;

     (l) such part (if any) of the amounts made available to any person as a result of any securitisation as, in accordance with the Appropriate Accounting Principles, is or is to be treated as a creditor rather than as a deduction from or reduction in debtors or other assets;

          Provided that:

          (i)  Subordinated Debt shall be excluded;

          (ii) Indebtedness of a member of the Group to another member of the Group shall be excluded except that indebtedness of any member of the Group to the Company shall (to the extent that any such indebtedness would have fallen within the definition of Borrowed Money if owed to a third party) be treated as Borrowed Money. Where Borrowed Money is incurred by an SPV and on-lent indirectly to Finco 2 by the Borrowed Money in question being on-lent by such SPV to the Company and then being on-lent by the Company to Finco 2, such Borrowed Money shall be counted only once in any calculation of the Leverage Ratio or of any other financial covenant referred to in Clause 18.1 (financial ratios);

          (iii)Indebtedness of a member of the Group to a Relevant Person shall (to the extent that any such Indebtedness would have fallen within the definition of Borrowed Money if owed to a third party) be treated as Borrowed Money;


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                                       6


          (iv) any interest, dividends, commissions, fees or other like financing charges shall be included to the extent that they have been capitalised and remain payable but have not been discharged;

          (v) in respect of paragraph (d) (where the item concerned is a bond, note, debenture, debenture stock, loan stock or other debt security issued at a discount) and in respect of paragraph (e), only the issue price of any such debt security or Qualifying Preference Share falling thereunder, together with any applicable discount required under the Appropriate Accounting Principles to be recognised in the relevant person's most recently published financial statements, shall be included;

          (vi) in respect of paragraph (g), only the capitalised value established in accordance with the Statement of Standard Accounting Practice 21 (as supplemented, varied or replaced from time to time) of a Finance Lease as shown in the relevant person's most recently published financial statements (or as would be shown in the next following financial statements, if such Finance Lease was entered into in a period for which there are not yet statements available) shall be included;

          (vii)Indebtedness for or in respect of Project Finance Borrowings shall be excluded;

          (viii)adjustments shall be made to the exchange rate at which such Borrowed Monies are converted into Sterling in order to take account of the effect of any relevant currency swap; and

          (ix) Indebtedness for or in relation to Equity-Credit Preferred Securities up to US$500,000,000 shall be excluded from Borrowed Money;

          (and so that no amount shall be included or excluded more than once);

     "BUSINESS DAY"

     means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and:

     (a) in relation to a transaction involving an Optional Currency (other than Euros), the principal financial centre of the country of that Optional Currency; and

     (b) in relation to a transaction involving Euros in Frankfurt am Main, Germany (or such other principal financial centre(s) of any Participating Member State(s) as the Agent may from time to time reasonably nominate for this purpose) and, being a day on which payments in Euros are settled in the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) system;

     "CAPITALISATION"

     means at any time the aggregate of Adjusted Share Capital and Reserves and Consolidated Net Borrowings;

     "CHANGE IN CONTROL"


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                                       7


     shall be deemed to have occurred if:

     (a) any person or group of related persons (other than the Parent, any Subsidiary of the Parent, or any pension, savings or other employee benefit plan for the benefit of employees of the Parent and/or any Subsidiary of the Parent) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Parent Acquisition Date and the date on which any tender offer for Voting Shares of the Parent was commenced, by a majority of the Disinterested Directors of the Parent; or

     (b) during any period of 12 consecutive months, commencing on or after 2 March 1998, individuals who on the first day of such period were directors of the Parent (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the board of directors of the Parent;

     "COMMITMENT" means

     (a) in relation to a Bank which is a Bank on the Signing Date, the amount in Sterling set opposite its name in Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 27 (Changes to the Parties); and

     (b) in relation to a Bank which becomes a Bank after the Signing Date, the amount of any other Bank's Commitment acquired by it under Clause 27 (Changes to the Parties),

     to the extent not cancelled, transferred or reduced under this Agreement.

     "COMMITMENT PERIOD"

     means the period from the date of this Agreement up to and including the Final Maturity Date;

     "CONSOLIDATED NET BORROWINGS"

     means, at any time, in respect of the Group, the aggregate of the Borrowed Money of the Group, as shown in the then latest compliance certificate most recently delivered to the Agent under Clause 17.3(c) (Compliance with Financial Undertakings) (the "RELEVANT BALANCE SHEET"), less the aggregate book value of:

     (a) all Liquid Assets which are in, or are freely transferable to, the United Kingdom and which are owned by Finco 2 or a wholly-owned member of the Group or (in the case of the Liquid Assets of a member of the Group which is a partly-owned member of the Group) the proportion of the total amount for the time being of Liquid Assets held by such member which corresponds to the proportion of the total nominal amount of the issued equity share capital of such member which is beneficially owned directly or indirectly by Finco 2 (exclusive of Liquid Assets constituting or representing obligations of any member or members of the Group); and


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                                       8


     (b) in the case of a partly-owned member of the Group, the proportion of total amounts for the time being outstanding of Borrowed Money owing by such partly owned member of the Group otherwise than to another member of the Group which corresponds to the proportion of the total nominal amount of the issued equity share capital of such partly owned member of the Group not beneficially owned directly or indirectly by Finco 2 (the "MINORITY PROPORTION"), but adding the aggregate book value (as included in the relevant balance sheet) of the Minority Proportion of the total amount, if any, for the time being outstanding of Borrowed Money owing to a partly-owned member of the Group by any other member of the Group;

     "DEFAULT"

     means any Event of Default or any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing) would, if unremedied, constitute an Event of Default;

     "DERIVATIVES TRANSACTION"

     means a contract, agreement or transaction which is:

     (a) a rate swap, basis swap, forward rate transaction, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

     (b)  any combination of such transactions,

     in each case, whether on-exchange or otherwise;

     "DIRECTOR GENERAL"

     means the person appointed from time to time by the Secretary of State to hold office as the Director General of Electricity Supply (or any successor to his functions) for the purposes of the Electricity Act;

     "DISINTERESTED DIRECTOR"

     shall mean any member of the Board of Directors of the Parent who:

     (a) is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than the Parent, any Subsidiary of the Parent, or any pension, savings or other employee benefit plan for the benefit of employees of the Parent and/or any Subsidiary of the Parent) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); and

     (b) either was a member of the board of directors of the Parent prior to the Parent Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Parent Acquisition Date;

     "DISTRIBUTION BUSINESS"


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                                       9


     means the business of REC, or any successor undertaking to that business within the Group, in or ancillary to the distribution (whether for its own account or that of any other party) of electricity through the Group's distribution system and includes any business of providing connections to the Group's distribution system;

     "DOUBLE TAXATION TREATY"

     means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains;

     "DRAWDOWN DATE"

     means the date on which an advance of an Advance is, or is to be, made;

     "EBITDA"

     means, in respect of any Test Period, the total operating profit of the Group for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations (excluding any share of consolidated profits or losses which is attributable to Project Finance Subsidiaries or to a business the assets or cash flow of which constitute security for Project Finance Borrowings as contemplated in paragraphs
     (c)(i) and (c)(ii) of the definition of Project Finance Borrowings) and including dividends received in cash by members of the Group from Project Finance Subsidiaries (or any other company not being a member of the Group), in each case before taking into account:

     (a)  interest payable and interest receivable;

     (b)  amounts provided for depreciation and amortisation of goodwill;

     (c)  exceptional items;

     (d)  Taxes (other than VAT);

     (e)  the deduction of any costs relating to the Acquisition; and

     (f) the deduction of costs (not exceeding an aggregate amount of (pound)25,000,000) related to any other acquisition after the date of this Agreement of all or a majority of the equity share capital or business of another person;

     for that Test Period (calculated on a consolidated basis disregarding any portion of any item taken into account in that calculation which is attributable to any minority interests in Subsidiaries, but for this purpose treating Finco 2 as a wholly-owned Subsidiary of the Company) all as determined by reference to the most recent financial statements and compliance certificates delivered under Clause 17.3 (Delivery of Financial Statements), as adjusted under Clause 18.2 (Change of Accounting policies);

     "ELECTRICITY ACT"

     means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made under that Act and all other laws, regulations or requirements of any relevant authority (in so far as such regulations have the force of law) relating to the transmission, distribution or supply of electricity in force in the United Kingdom;


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                                       10


     "EQUITY-CREDIT PREFERRED SECURITIES"

     shall mean securities, however denominated:

     (i)  issued by the Company or any of the Company's Subsidiaries;

     (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption (save upon acceleration after the occurrence of an event of default thereunder);

     (iii) that are perpetual or mature no less than 30 years from the date of issuance;

     (iv) the indebtedness incurred by any member of the Group in connection with which, including any guarantee, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guarantee; and

     (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Final Maturity Date or, if a Term-out Advance is drawn, the second Anniversary;

     and where the proceeds of such securities are on-lent or on-invested into the Group or otherwise represented or underlain by one or a series of underlying inter-company loans, debentures or other securities, references to Equity Credit-Preferred Securities shall where the context admits include such loans, debentures or other securities;

     "EURO"

     means the single currency of Participating Member States;

     "EURIBOR"

     means, in relation to any Advance or unpaid sum denominated in Euros, the percentage rate per annum determined by the Agent to be equal to:

     (a) the rate which appears on the page of the Telerate Screen which displays for spot value the EURIBOR rate sponsored by the Banking Federation of the European Union for deposits in Euros (currently page "248") for the specified period; or

     (b) if such page or such service shall cease to be available or relevant, such other page or such other service for the purpose of displaying the EURIBOR rate for Euros as the Agent, after consultation with the Banks and the Company, shall select; or

     (c) if no rate can be determined under (b) above, the arithmetic mean (rounded upwards, if not already such a multiple, to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the European inter-bank market deposits in Euro and for the specified period, at or about 11.00 a.m. on the applicable Rate Fixing Date for the offering of deposits in Euro for a period comparable to its Interest Period.

     "EVENT OF DEFAULT"


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                                       11


     means any of the events or circumstances described in Clause 19.1 (Events of Default);

     "EXCESS EQUITY FUNDING"

     means the amount owing by Bidco to the Parent under the note issued by Bidco to the Parent in consideration of the issue of the Parent's shares, which shares constituted a portion of the consideration for the Target Shares acquired by Bidco in connection with the Acquisition.

     "FACILITY"

     means the facility to draw cash advances (including Term-out Advances) referred to in Clause 2.1;

     "FACILITY OFFICE"

     means the office(s) notified by a Bank to the Agent:

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform all or any of its obligations under this Agreement;

     "FEE LETTER"

     means the fee letter(s) referred to in Clause 21 (Fees);

     "FINAL MATURITY DATE"

     means the date falling 364 days from the Signing Date;

     "FINANCE DOCUMENTS"

     means this Agreement, a Novation Certificate, each Request, a Guarantor Accession Agreement and the Fee Letter(s) or any other document designated as such by the Agent and the Company;

     "FINANCE LEASE"

     means any lease under which a member of the Group is the lessee which is or should be treated as a finance or capital lease under the Appropriate Accounting Principles (and includes any hire purchase contract or other arrangement which is or should be similarly treated);

     "FINANCE PARTIES"

     means the Agent, the Arranger and the Banks and (as the context requires) "FINANCE PARTY" means any one of them;

     "FINANCE PERIOD"


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                                       12


     means the period from the Signing Date until the date on which the Agent acting reasonably confirms that none of the Obligors and none of the Finance Parties has any actual or contingent liabilities or obligations under any of the Finance Documents;

     "FINANCIAL DEFINITIONS"

     means the definitions of Adjusted Share Capital and Reserves, Capitalisation, Consolidated Net Borrowings, EBITDA, Leverage Ratio, Net Interest Costs and Test Period;

     "FINCO 2"

     means TXU Finance (No. 2) Limited (company number 3514100);

     "GAS FRAMEWORK AGREEMENT"

     means the agreement dated 1st March, 1996 between British Gas Transco and Eastern Natural Gas (Retail) Limited;

     "GENERATION BUSINESS"

     means the business of the Group in or ancillary to the generation of electricity (whether for its own account or that of any other party);

     "GENERATION LICENCE"

     means each of those licences granted by the Secretary of State under section 6(1) of the Electricity Act authorising the relevant licensee to carry on Generation Business and any activities ancillary thereto, or any replacement licence or licences granted from time to time to any member of the Group (or, if more than one, the most recent such replacement);

     "GOVERNMENT ENTITY"

     means and includes (whether having a distinct legal personality or not) any supra-national, national or local government authority, regulatory body, central bank, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

     "GROUP"

     means the Company and all its Subsidiaries for the time being (except Project Finance Subsidiaries) save that, where the reference to the Group is used in respect of the Financial Definitions used in calculating the Leverage Ratio, Group shall mean the Company's Subsidiaries (except Project Finance Subsidiaries) and shall not include the Company itself, and in either case "MEMBER OF THE GROUP" or "GROUP COMPANY" means any one of them;

     "GUARANTEE"

     means the guarantee set out in Part I of Schedule 7 (Guarantee) given by a Guarantor;

     "GUARANTOR"
     means any member of the Group which accedes to this Agreement as a Guarantor under Clause 27.6 (Guarantors);

     "GUARANTOR ACCESSION AGREEMENT"

     means a deed in the form of Part II of Schedule 7 with such amendments as the Agent may approve or reasonably require;

     "INDEBTEDNESS"

     means any obligation of a person for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

     "INFORMATION MEMORANDUM"

     means the Information Memorandum dated July, 2000 and prepared by the Company in connection with this Agreement;

     "INTEREST PERIOD"

     means each period for the calculation of interest ascertained in accordance with Clause 8 (Interest Periods);

     "LEVERAGE RATIO"

     means, at any relevant date, the percentage which Consolidated Net Borrowings is of Capitalisation of the Group;

     "LIBOR"

     means:

     (a) the rate per annum which appears on page 3750 or page 3740 (as appropriate) on the Telerate Screen; or

     (b) if no such rate appears on the Telerate Screen, the arithmetic mean (rounded to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Advance for a period comparable to its Interest Period.

     "LICENCES"

     means those licences granted by the Secretary of State:

     (a) under the Electricity Act to the REC or any other Principal Subsidiary authorising each relevant licensee to carry on the Distribution Business, the Supply Business, a Second-Tier Supply Business or (or part of) the Generation Business and any activities ancillary thereto;

     (b)  under section 7 of the Gas Act 1986 to a Principal Subsidiary ; or

     (c) being a replacement licence or licences, from time to time to REC or any other Principal Subsidiary (or, if more than one, the most recent such replacement),

     as amended and/or extended from time to time;

     "LICENSEES"

     means REC and any such other Principal Subsidiary as, at any time, is the licensee under a Licence and "LICENSEE" means any one of them;

     "LIQUID ASSETS"

     means as at any date, the aggregate (calculated on a consolidated basis) of:

     (a) cash at bank and in hand in a jurisdiction where (if not the United Kingdom) such amounts are freely transferable out of that jurisdiction and convertible into currencies dealt in on the London foreign exchange market;

     (b) short term deposits (the term of which has twelve months or less remaining maturity) and money at call, with a recognised financial institution;

     (c) certificates of deposit, from a recognised financial institution, which are negotiable or, if not, the term of which has twelve months or less remaining to maturity;

     (d) gilts or Treasuries or similar securities issued by or guaranteed by the Government of any of the United Kingdom, the United States or any Participating Member States;

     (e) deposits made with the Commissioners of Inland Revenue in respect of which certificates of tax deposit have been issued by Her Majesty's Treasury;

     (f) Sterling bills of exchange eligible for rediscount at the Bank of England;

     (g) any other negotiable money market instrument with a maximum remaining maturity of 12 months or less excluding commercial paper issued by any person other than a state entity or a person with a credit rating of AAA from Standard & Poor's or equivalent or a short term credit rating of A1 or equivalent;

     (h) any obligation owing to a Group Company in respect of a securities repurchase agreement by a counterparty which is rated AAA or equivalent or has a short term credit rating of A1 or equivalent, or in the absence of such a rating, where such obligation is backed by a margin deposit substantially sufficient to make up for any shortfall as between the mark-to-market price of the underlying securities and the amount owing;

          provided that:

          (i) where Liquid Assets are deposited subject to restrictions in order that they are held as security for a liability or can be offset against a liability, such Liquid Assets shall be taken into account only to the extent that such liability is taken into account under Consolidated Net Borrowings; and

          (ii) when the aggregate amount of Liquid Assets required to be taken into account for the purposes of this definition on any particular day is being ascertained, any such Liquid Assets denominated or repayable or in respect of which monies are payable in a currency other than Sterling shall be converted for the purposes of calculating the Sterling equivalent at the rate of exchange prevailing on that day in London by taking the Agent's Spot Rate of Exchange as of 11.00 am on such date for the purchase of such currency with Sterling;

     "MAJORITY BANKS"

     means, subject to Clause 26.4 (Notice to Majority Banks), at any relevant time, Banks:

     (a) the aggregate of whose Commitments exceeds 66(2)/3 per cent. of the Total Commitments; or

     (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds 66(2)/3 per cent. of the Total Commitments but so that if at such time the Total Commitments have been reduced to zero references to a Bank's Commitment shall be construed as amongst the Finance Parties (and not so as to give any rights to any other person) as a reference to that Bank's Commitment immediately prior to such reduction to zero;

     "MANDATORY COST"

     means, in relation to any period:

     (a) a percentage calculated for such period at an annual rate determined in accordance with Schedule 3 (Calculation of the Mandatory Cost); and

     (b) in respect of any Bank, the percentage rate per annum notified by that Bank to the Company and the Agent as its cost of complying with the minimum reserve requirements of the European Central Bank;

     "MATERIAL ADVERSE EFFECT" is a reference to:

     (a) something having a material adverse effect on the ability of any Obligor to perform its payment or Financial Covenant obligations under any of the Finance Documents; or

     (b) something (other than the Reservations) which results in any of the Finance Documents not being legal, valid and binding on, or enforceable in accordance with their terms against, any of the Obligors in a manner and to an extent reasonably considered by the Majority Banks to be materially adverse to the interests of the Banks;

     "MATURITY DATE"

     means:

     (a) in relation to a Revolving Advance, the last day of the Interest Period for that Revolving Advance; and

     (b) in relation to a Term-out Advance, the date specified as such in the Request for that Term-out Advance;

     "MONTH" or "MONTHS"

     means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Business Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Business Day in such later calendar month and (b) if such numerically corresponding day is not a Business Day, the period shall end on the next following Business Day in such later calendar month but if there is no such Business Day it shall end on the preceding Business Day and "MONTHLY" shall be construed accordingly;

     "MULTI-OPTION FACILITIES AGREEMENT"

     means (pound)1,275,000,000 credit facilities agreement (as amended) originally dated 24th March, 1999 between the Company and others.

     "NET INTEREST COSTS"

     means, in respect of any period, the aggregate of

     (a) the amounts accruing during such period (whether or not paid or payable within such period) in respect of interest, guarantee and other ancillary facility fees, letter of credit commission and fronting fees and commitment fees incurred by the Group (disregarding any portion attributable to any minority interests in Subsidiaries, other than the minority interest in Finco 2) charged and amortised under FRS4, including the interest equivalent element of Finance Leases (but excluding any of the foregoing that are attributable to Equity-Credit Preferred Securities); and

     (b) the amounts actually paid by any member of the Group (disregarding any portion attributable to any minority interests in Subsidiaries, other than the minority interest in Finco 2) during such period by way of:

          (A) interest or distributions in respect of Equity-Credit Preferred Securities and

          (B) dividends or other distributions in respect of any shares of any member of the Group (other than equity share capital) beneficially owned by any person other than a member of the Group (to the extent paid in respect of that period), adjusted in each case by:

     (i) excluding interest, fees or commission or the interest equivalent element of Finance Leases accrued by or to members of the Group from or to other members of the Group;

     (ii) deducting credit interest accrued during such period which would be shown as interest receivable in the relevant accounts delivered under Clause 17.3 (Delivery of Financial Statements), as adjusted under Clause 18.2 (Change of Accounting policies);

     (iii) excluding any nominal imputed interest charge that arises only as a result of an accounting procedure;

     (iv) adding amounts payable, and deducting amounts receivable, under interest rate hedging transactions entered into by the Group from time to time; and

     (v) deducting the amount of income accrued to any member of the Group in respect of the actual or prospective repurchase by the counterparty of securities under any such securities repurchase agreement as is referred to in paragraph (h) of the definition of Liquid Assets established by reference to the increase in price as between the original sale and the repurchase;

     "NOVATION CERTIFICATE"

     means a certificate substantially in the terms of Schedule 5 (Form of Novation Certificate);

     "OBLIGOR"

     means the Company and any Guarantor;

     "OPTIONAL CURRENCY"

     means any currency (other than Sterling) which is freely transferable and freely convertible into Sterling and deposits of which are readily available in the London interbank market;

     "ORIGINAL FACILITIES AGREEMENT"

     means the agreement dated 2 March 1998 (as subsequently re-stated) made between certain joint lead arrangers, the Agent, a certain issuing bank, the Company and others providing for facilities of (pound)3,625,000,000 for the purposes of the Acquisition;

     "ORIGINAL GROUP ACCOUNTS"

     means the audited consolidated accounts of the Company for the year ended 31st March, 1998;

     "ORIGINAL STERLING AMOUNT"

     in relation to an Advance, means:

     (a) if that Advance is denominated in Sterling, the amount of that Advance; or

     (b) if that Advance is denominated in an Optional Currency, the equivalent in Sterling of the amount of that Advance at the Agent's Spot Rate of Exchange three Business Days before its Drawdown Date.

     "PARENT"

     means TXU Corp. whose principal place of business is at 1601 Bryan Street, Dallas, Texas, 75201;

     "PARENT ACQUISITION DATE"

     shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange

     Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder);

     "PARTICIPATING MEMBER STATE"

     means a member state of the European Communities that adopts the Euro as its lawful currency under the legislation of the European Union for European Monetary Union;

     "PARTY"

     means a party to this Agreement;

     "PERMITTED SECURITY INTEREST"

     means any of the following, namely a Security Interest;

     (a) subsisting at the date of this Agreement and notified in writing to the Agent on or prior to that date or securing the amounts outstanding under the Original Facilities Agreement, or arising whether before, on or after the Signing Date by operation of law in the ordinary course of business;

     (b) over goods and/or documents of title thereto arising in the ordinary course of letter of credit transactions;

     (c) arising by way of retention of title to goods by the supplier of those goods arising in the ordinary course of business;

     (d) created after the date of this Agreement provided that the Indebtedness secured thereby, when aggregated with any other Indebtedness secured by any subsisting Security Interest permitted by (and only by) this paragraph (d) whether or not such Indebtedness is in respect of any member of the Group, does not at any time exceed an amount equal to 15 per cent. of Adjusted Share Capital and Reserves;

     (e) created after the date of this Agreement securing Borrowed Money which is refinanced by a Project Finance Borrowing within six months of the date of such Security Interest's creation, provided that:

          (i) at any one time Borrowed Money permitted to be secured under this Clause (e) shall not exceed (pound)200,000,000, or its equivalent in any other currency; and

          (ii) the Company shall have notified the Agent on or before the creation of such Security Interest that the related Borrowed Money is intended to be temporary bridging finance pending refinancing by a Project Finance Borrowing;

     (f) existing on or created after the date of this Agreement (i) to secure a Project Finance Borrowing and/or (ii) over an asset and/or the shares of a Project Finance Subsidiary;

     (g) over or affecting any asset acquired by a member of the Group after the date of this Agreement and subject to which such asset is acquired, provided that:

          (i) such Security Interest was not created at the request of any member of the Group in contemplation of the acquisition of such asset by a member of the Group; and

          (ii) the amount thereby secured (or the amount of the facility, drawings under which are or would be thereby secured) has not been increased at the request of any member of the Group in contemplation of, or since the date of, the acquisition of such asset by a member of the Group; or

     (h) over or affecting any assets of any company which became or becomes a member of the Group after the date of this Agreement, where such Security Interest is created prior to the date on which such company became or becomes a member of the Group provided that:

          (i) such Security Interest was not created at the request of any member of the Group in contemplation of such company becoming a member of the Group; and

          (ii) the amount thereby secured (or the amount of the facility, drawings under which are or would be thereby secured) has not been increased at the request of any member of the Group in contemplation of, or since the date of, such company becoming a member of the Group; or

     (i) created after the date of this Agreement with the prior written consent of the Agent (acting in accordance with the instructions of the Majority Banks) provided that the amount thereby secured (or the amount of the facility, drawings under which are or would be thereby secured) has not been increased beyond the amount so consented to; or

     (j) any order of a court affecting any asset or assets of a member of the Group to the extent that such order is discharged within 28 days after it is made and the consequences thereof would not constitute an Event of Default; or

     (k) created or arising to secure any Indebtedness incurred and applied in or towards the refinancing of any Indebtedness secured by a Permitted Security Interest as permitted by paragraphs (a), (g), (h), (i) or (m) of this definition but only to the extent that:

          (i) the amount of the Indebtedness secured by such Security Interest (or, if higher, the amount of the facility, drawings under which are or would be thereby secured) does not exceed the amount secured by such Permitted Security Interest at the date of the refinancing; and

          (ii) the amount secured by such Permitted Security Interest is thereby reduced by an amount equal to the amount secured by such Security Interest; and

          (iii)the assets on which the Indebtedness secured by the Security Interest referred to in sub-paragraph (i) of this paragraph (k) are substantially the same as (or only some of) the assets on which the refinanced Indebtedness was secured by the Permitted Security Interest referred to in sub-paragraph (ii);

     (l) consisting of a contractual right (in personam and not in rem) restricting the payment of:

          (i) cash deposits made by way of support of counter-indemnity obligations of a member of the Group in respect of guarantees given or analogous contingent liabilities incurred by the holder of such cash deposits for the account of a member of the Group; and/or

          (ii) credit balances on bank accounts as part of general Group banking arrangements having as their intention or effect the netting of exposure of the bank to members of the Group; or

     (m) over any asset acquired by a member of the Group after the date of this Agreement as security for Indebtedness incurred to finance or refinance (within six months of the acquisition) all or part of the consideration for the acquisition of that asset, provided that the Indebtedness secured by Security Interests under this paragraph (m) and, to the extent it refinances Indebtedness secured under this paragraph (m) or paragraph (k), shall not exceed(pound)1,000,000 in aggregate at any time; or

     (n) arising under the terms of Derivatives Transactions or as a result of trading of shares or other securities where such Security Interest arises under the rules of the relevant exchange or clearing system;

     (o) arising as a result of the Company or any of its Subsidiaries, or Subsidiary Undertakings acting as a paying agent in respect of any Equity-Credit Preferred Securities;

     "PES LICENCE"

     means the licence granted to REC by the Secretary of State under Section 6 of the Electricity Act authorising REC to distribute and/or supply electricity within an authorised area to the public, or any additional or replacement licence(s) for the supply and/or distribution of electricity granted from time to time to any member of the Group (or, if more than one replacement, the most recent such replacement), each as amended or modified from time to time;

     "POOLING AND SETTLEMENT AGREEMENT"

     means the pooling and settlement agreement dated 30th March, 1990 made between REC and the National Grid Company Plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system in England and Wales and any agreement replacing such pooling and settlement agreement from time to time;

     "PRINCIPAL SUBSIDIARY"

     means:

     (a) any member of the Group whose unconsolidated net assets or pre-tax profit at the date of, or for, any period ending after the date of this Agreement, equals or exceeds 10 per cent of the net assets or pre-tax profit of the Group at that time or for that period, and, during any financial year, such other members of the Group as may be named in the notification provided to the Agent by the Company under Clause 17.3(b)(i) (Unaudited management accounts), and for the purpose of the above:

          (i) the net assets or pre-tax profit of the Group shall be ascertained by reference to the latest audited consolidated accounts of the Group; and

          (ii) the net assets or pre-tax profit of any such member shall be ascertained by reference to the latest audited accounts of that Subsidiary;

          for the purposes of the above, "NET ASSETS" in respect of the Group or any such member means the fixed assets and current assets of the Group or that member (as the case may be) but excluding investments in any Subsidiary and any loan to another member of the Group; or

     (b) a member of the Group to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or a material part of the business, undertaking or assets of a Subsidiary which immediately prior to those transactions was a Principal Subsidiary provided that it shall not continue by operation of this paragraph (b) to be a Principal Subsidiary after the delivery to the Agent of the accounts referred to in (a) above covering the period in which the transfer occurred, if:

          (i) the transferor was and continues to be a Principal Subsidiary by virtue of paragraph (a) above or was a Principal Subsidiary only by virtue of paragraph (c) below; and

          (ii) where the transferor was a Licensee, it continues to be a Licensee; or

     (c) any member of the Group which is a holding company, directly or indirectly, of a Principal Subsidiary;

     "PROJECT"

     means any project or investment (these terms being treated as including a series of related projects or investments and any modifications thereto or developments or expansions of such projects or investments);

     "PROJECT FINANCE BORROWINGS"

     means, at any date, any Indebtedness to finance or refinance, or in respect of the financing or refinancing of, a Project:

     (a) which is or has been incurred by a single purpose company (whether or not a Subsidiary of the Company) whose principal assets and business are, at such date, constituted by such Project and whose liabilities in respect of such Indebtedness are, at such date, not directly or indirectly the subject of a guarantee, indemnity or other form of assurance, undertaking or support (having substantially similar effect to a guarantee or indemnity) from any member of the Group except as expressly referred to in paragraph (c) below (a "PROJECT FINANCE SUBSIDIARY"); or

     (b) which is or has been incurred by a Subsidiary of the Company in its capacity as a partner in, and whose only material asset is its interest in, a single purpose partnership where the partnership's principal assets and business are, at that date, constituted by such Project and where the liabilities of such Subsidiary in respect of such Indebtedness are not, at that date, directly or indirectly the subject of a guarantee, indemnity or other form of assurance, undertaking or support (having substantially similar effect to a guarantee or indemnity) from any member of the Group except as expressly referred to in paragraph (c) below (also a "PROJECT FINANCE SUBSIDIARY"); or

     (c) in respect of which the person or persons to whom such Indebtedness is or may be owed by the obligor in respect of such Indebtedness (whether or not a Subsidiary of the Company) have no recourse whatsoever to any member of the Group (whether or not the obligor) for the repayment of or payment of any sum relating to such Indebtedness other than:

          (i) recourse to such obligor for amounts limited to the aggregate cash flow or net cash flow received or receivable by it (other than historic cash flow or historic net cash flow) from such Project; and/or

          (ii) recourse to such obligor for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any Security Interest given by such obligor over the assets comprised in such Project (or, where such obligor is a single purpose company or a Subsidiary of the Company as described in sub-Clause (b), given by any shareholder or the like in the obligor over its shares or the like in the capital of the obligor) to secure such Indebtedness or any recourse referred to in (iii) below, Provided that (A) the extent of such recourse to such obligor (or its shareholder or the like) is limited solely to the amount of any recoveries made on such enforcement, and (B) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Indebtedness, to commence proceedings for the winding up or dissolution of the obligor (or its shareholder or the like) or to appoint or procure the appointment of any administrator, receiver, administrative receiver, trustee or similar person or official in respect of the obligor (or its shareholder or the like) or any of its assets (save for the assets the subject of such Security Interest); and/or

          (iii)recourse to such obligor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an obligation to comply or procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

     (d) For the purpose of each of paragraphs (a), (b) and (c) of this definition:

          (i) an off-take agreement entered into between a Group Company and a Project Finance Subsidiary, or an obligor in respect of Project Finance Borrowing described in paragraph (c), which is on arms length terms shall not of itself be deemed to be a guarantee, indemnity or other form of assurance, undertaking or support or to involve liability or recourse; and

          (ii) any right of recourse against a member of the Group as a result of its shareholding in an unlimited company, partnership or similar entity will be deemed to be a guarantee, indemnity or other form of assurance, undertaking or support (having substantially similar effect to a guarantee or indemnity);

     "PROJECT FINANCE SUBSIDIARY"

     has the meaning set out in paragraph (a) or (b) of the definition of Project Finance Borrowing and also means any Subsidiary of any such person;

     "QUALIFYING BANK"

     means:

     a person which:

     (a) is a bank within the meaning of Section 840A of the Income and Corporation Taxes Act 1988; and

     (b) is or will (on becoming a Bank) be beneficially entitled to any interest paid and to be paid to it (as a Bank) under this Agreement; and

     (c) is within the charge to United Kingdom corporation tax as respects such interest,

          except that, if Section 349 or Section 840A of the Income and Corporation Taxes Act 1988 is repealed, modified, extended or re-enacted, the Agent may at any time and from time to time (after consultation with the Company and the Banks) amend this definition of Qualifying Bank in such manner as it may determine (acting reasonably) to be appropriate by giving notice of the amended definition to the Company and the Banks so as, so far as practicable, to put the Banks in the same position as they would otherwise have been in; or

     (d)  a Treaty Lender;

     "QUALIFYING PREFERENCE SHARES"

     means on any date preference shares of any member of the Group expressed (whether by law, agreement or otherwise) to be redeemable at the option of the issuer, any other person or otherwise on or before the Final Maturity Date or, if a Term-out Advance is drawn, the second Anniversary;

     "QUARTER"

     means each three-month period ending on the last day in March, June, September and December in each year;

     "RATE FIXING DAY"

     means:

     (a) the Drawdown Date for an Advance denominated in Sterling (or, in the case of a Term-out Advance, the first day of each applicable Interest Period); or

     (b) the second Business Day before the Drawdown Date for an Advance denominated in an Optional Currency (or such other day as is generally treated as the rate fixing day by market practice in the London interbank market);

     "REC"

     means Eastern Electricity plc (Company No. 2366906 or any successor as the Licensee in respect of the Distribution Business);

     "REFERENCE BANKS"

     means The Chase Manhattan Bank and any two other banks selected by the Agent with the consent of the Company (which is not to be unreasonably withheld), or if any of them ceases to so act, such other bank or banks as shall be selected by the Agent in accordance with Clause 27.4 (Reference Banks);

     "RELEVANT COMPANY"

     means any of the Obligors, Finco 2, Bidco, The Energy Group Limited (company no. 3613919) and the Principal Subsidiaries;

     "RELEVANT PERSON"

     means the Parent and any Affiliate or Associated Company of the Parent which is neither the Company nor a member of the Group nor a Project Finance Subsidiary;

     "RESERVATIONS"

     means (a) the principle that equitable remedies may be granted or refused at the discretion of the court, (b) the limitation on enforcement by laws of general application relating to insolvency, liquidation, reorganisation, court schemes or administration, and (c) the time barring of claims under the Limitation Act 1980;

     "REQUEST"

     means a request by the Company for an Advance substantially in the form of
     Schedule 4;

     "REVOLVING ADVANCE"

     means the principal amount of each borrowing by the Company under this Agreement (other than a Term-out Advance) or the principal amount outstanding of that borrowing;

     "SECOND-TIER SUPPLY BUSINESS"

     has the same meaning as in the PES Licence;

     "SECRETARY OF STATE"

     means the Secretary of State for Trade and Industry from time to time or his/her successor or such other person as may for the time being be fulfilling the functions of the Secretary of State under the Electricity Act or the Gas Acts;

     "SECURITY INTEREST"
     means any mortgage, pledge, lien, charge, assignment by way of security, deposit of cash subject to contractual restrictions on re-drawing, arrangement for retention of title, hypothecation or security interest, or any other agreement or arrangement having the effect of conferring security or a security interest;

     "SIGNING DATE"

     means the date of this Agreement.

     "SPV"

     means any company or other entity directly or indirectly wholly-owned by the Company, incorporated or otherwise established, and used, solely for the purpose of issuing one or more capital market instruments or other securities for the purpose of raising finance on behalf of the Group, and, if applicable, carrying out all functions falling to be carried out by it under a securitisation or other financing arrangement for which it was established;

     "STERLING" and "(POUND)"

     mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

     "SUBORDINATED DEBT"

     means Indebtedness incurred on terms which to the reasonable satisfaction of the Agent:

     (a) prohibit repayment or prepayment of any principal amounts (including capitalised interest) during the Finance Period;

     (b) prohibit the holder of that Indebtedness from exercising any rights or remedies which it might otherwise have to recover such Indebtedness during the Finance Period; and

     (c) provide that in the event of insolvency, dissolution, liquidation or other insolvency proceedings such Indebtedness shall be effectively subordinated in right of payment to all liabilities of the Obligors under the Finance Documents;

     "SUBSIDIARY"

     means:

     (a)  a subsidiary within the meaning of section 736 of the Act; and

     (b) where the context requires or admits, and without limitation for the purposes of the definitions of "AFFILIATE", "EQUITY CREDIT PREFERRED SECURITIES" and "GROUP" and Clauses 17.2 (Preparation of Financial Statements), 18.1 (Financial Ratios), 18.2 (Change of Accounting policies), a subsidiary undertaking within the meaning of section 258 of the Act (a "SUBSIDIARY UNDERTAKING");

     "SUBSTITUTE"

     has the meaning given to that term in Clause 13.3 (Substitute basis);

     "SUPPLY BUSINESS"

     means, in the case of a Licensee under the PES Licence, its authorised business as a public electricity supplier in the authorised area as such terms are used in its PES Licence from time to time;

     "TARGET"

     means the company formerly known as The Energy Group PLC (company no. 3257256) and subsequently re-named as Energy Holdings (No.3) Limited;

     "TARGET SHARES"

     means the issued and to be issued shares in the capital of the Target;

     "TAXES"

     includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature including without limitation any interest or penalties payable in connection with any failure or delay in paying any of the same and "TAXATION" shall be construed accordingly;

     "TERM-OUT ADVANCE"

     means the principal amount of each borrowing by the Company drawn under Clause 6.1(b) (Repayment) or the principal amount outstanding of that borrowing;

     "TEST PERIOD" means:

     (a)  each twelve-month period ending on the last day of each Quarter; and

     (b) each accounting reference period (as defined in Part VIII of the Companies Act 1985) of the Company or, where it applies to the Leverage Ratio, Finco 2, ending on 31st December in each year;

     "TOTAL COMMITMENTS"

     means the aggregate for the time being of the Commitments, being (pound)300,000,000 at the Signing Date;

     "TREATY LENDER"

     means a person which (a) is resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has a double taxation treaty giving residents of that country complete exemption from the imposition of any withholding or deduction for or on account of United Kingdom Taxes on interest; and (b) does not carry on business in the United Kingdom through a permanent establishment with which the Indebtedness under this Agreement in respect of which the interest is paid is effectively connected;

     "VOTING SHARES"
     means outstanding shares of capital stock of any class of the Parent entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

1.2  HEADINGS

     Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3  CONSTRUCTION OF CERTAIN TERMS

     In this Agreement, unless the context otherwise requires:

     (a) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

     (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement (including any Guarantor Accession Agreement and Novation Certificate), that provision or that document as in force for the time being and as from time to time amended, novated or supplemented in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

     (c) references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any Government Entity;

     (d) references to an "AUTHORISATION" mean and include any consent, authorisation, licence, approval and permit;

     (e)  words importing the plural shall include the singular and vice versa;

     (f)  references to a time of day are to London time;

     (g) references to a "PERSON" includes any individual, firm, company, corporation, government, state or agency of a state or any unincorporated body of persons, undertaking (within the meaning of Section 259(1) of the Act) or other joint venture, organisation or association (whether or not having separate legal personality) or any two or more of the foregoing;

     (h) references to "ASSETS" include all or part of any business, undertaking, real property, personal property, shareholdings, assets, revenues, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

     (i) references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount at the Agent's Spot Rate of Exchange on the day on which the calculation falls to be made for spot delivery, as conclusively determined by the Agent;

     (j) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

     (k) references to documents being in the "AGREED FORM" mean documents initialled on behalf of the Agent and the Arranger and on behalf of the Obligors, or if there is no such document, the form reasonably required by the Agent;

     (l) references to "VAT" are to be construed as including references to any similar Tax;

     (m) "INCLUDING" and "IN PARTICULAR" shall not be construed restrictively but shall mean "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

     (n) references to documents being "CERTIFIED COPIES" mean copies certified as being true, complete and up-to-date copies as of a date no earlier than the date of this Agreement by an officer of the Company who is at such time duly authorised to execute or certify such documents on behalf of the Company;

     (o) "ARMS LENGTH TERMS" means on terms which are no more or less favourable to the other party to the relevant transaction than could reasonably be expected to be obtained in a comparable transaction with a person unconnected with the Group;

     (p) references to "HOLDING COMPANY", save as otherwise defined, shall bear the same meaning as in section 736 of the Act, as if extended to bodies corporate wherever incorporated;

     (q)  a Default is "OUTSTANDING" if it has not been remedied or waived;

     (r) any provision of this Agreement stated to have effect on, after, or as from, 1 January 1999 will, to the extent that the provision relates to any currency of a state which is not a Participating Member State on 1 January 1999, have effect in relation to that currency on the date on which it becomes a Participating Member State;

     (s) unless the context requires otherwise, expressions defined in the Act shall have the same meanings in this Agreement, except that the expression "COMPANY" shall include a body corporate established outside Great Britain;

     (t) "ASSOCIATED COMPANY" shall have the meaning given to it in the Appropriate Accounting Principles;

     (u) references to a "WHOLLY-OWNED" or "PARTLY-OWNED" member of the Group or Subsidiary of the Company shall be construed: (i) to refer to Subsidiaries whether directly or indirectly owned by the Company; and
          (ii) on the assumption that the Company owns 100% of Finco 2; and

     (v) for the avoidance of doubt, neither a lease nor a Finance Lease entered into on arm's length terms shall be regarded as an agreement or arrangement having the effect of conferring security or a security interest.

     (w) (i) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999; and

          (ii) Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

2.   THE FACILITY

2.1  FACILITY

(a) Subject to the terms of this Agreement, the Banks agree to make available to the Company a 364 day multi-currency revolving credit facility, with an option to draw Term-out Advances, under which they will make cash advances during the Commitment Period to the Company.

(b) The aggregate Original Sterling Amount of all outstanding Advances shall not exceed the Total Commitments.

(c) No Bank is obliged to lend if it would cause the Original Sterling Amount of its participation in the Advances to exceed its Commitment.

2.2  NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.   PURPOSE

     The Company shall apply each Advance towards the general corporate purposes of the Group (including future acquisitions). Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Advance.

4.   CONDITIONS PRECEDENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

     The Company may not deliver the first Request until the Agent has notified the Company and the Banks that it has received all of the documents set out in Schedule 2 in form and substance satisfactory to the Agent.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligations of each Bank to participate in an Advance are subject to the further conditions precedent that:

     (a)  on both the date of the Request and the Drawdown Date for that
          Advance:

          (i) the representations and warranties in Clause 16 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

          (ii) no Default is outstanding or would result from the making of the Advance, but this Clause 4.2(a)(ii) shall not prevent the rollover of an existing Advance for a period of up to one month at any time when no Event of Default has occurred and is outstanding; and

     (b) the making of the Advance would not cause Clause 2.1 (Facility) to be contravened.

5.   DRAWDOWN

5.1  COMMITMENT PERIOD

     The Company may borrow an Advance during the Commitment Period if the Agent receives, not later than 11.00 a.m. two Business Days (in the case of an Advance to be denominated in Sterling) or three Business Days (in any other case) before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

5.2  COMPLETION OF REQUESTS

     A Request will not be regarded as having been duly completed unless:

     (a) the Drawdown Date is a Business Day falling before the Final Maturity Date;

     (b)  if the currency selected is Sterling, the amount of the Advance is:

          (i) a minimum of(pound)10,000,000 and an integral multiple of (pound)5,000,000; or

          (ii) the balance of the undrawn Total Commitments; or

          (iii) such other amount as the Agent may agree;

     (c) if the currency selected is an Optional Currency, the amount of the Advance is:

          (i) an integral multiple of 1,000,000 of the largest currency unit of that Optional Currency but at least the equivalent of (pound)5,000,000; or

          (ii) the balance of the undrawn Total Commitments; or

          (iii) such other amount as the Agent may agree;

     (d) the amount selected under paragraph (b) or (c) above does not cause Clause 2.1 (Facility) to be contravened;

     (e) the currency selected is Sterling or, in the case of a Revolving Advance, complies with Clause 10 (Optional Currencies);

     (f) the Interest Period selected complies with Clause 8 (Interest Periods) and (i) in the case of a Revolving Advance does not extend beyond the Final Maturity Date or (ii) in the case of a Term-out Advance does not extend beyond the second Anniversary; and

     (g)  the payment instructions comply with Clause 11 (Payments).

     Each Request must specify one Advance only, but the Company may, subject to the other terms of this Agreement, deliver more than one Request on any one day. Unless otherwise agreed by the Agent, no more than ten Advances may be outstanding at any time and no more than one Advance may be made in any period of five consecutive Business Days.

5.3  ADVANCES

(a) The Agent shall promptly notify each Bank of the details of the requested Advance and the amount of its participation in the Advance.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Advance available to the Agent for the Company in the currency in which it is to be borrowed, on the relevant Drawdown Date.

(c) The amount of each Bank's participation in the Advance will be the proportion of the Advance which its Commitment bears to the Total Commitments on the proposed Drawdown Date.

6.   REPAYMENT

6.1  REPAYMENT

(a) The Company shall repay each Advance in full on its Maturity Date to the Agent for the relevant Bank(s).

(b) At any time prior to the Final Maturity Date, the Company may, by delivery of a duly completed Request to the Agent under Clause 5 (Drawdown) (who shall send a copy of the same to the Banks), elect to draw up to five cash advances under the Facility ("TERM-OUT ADVANCES") with a Maturity Date after the Final Maturity Date, but no later than the second Anniversary. No Term-out Advance, once repaid or prepaid, may be reborrowed.

(c) No Advance, other than a Term-out Advance, may be outstanding after the Final Maturity Date. No Term-out Advance may be outstanding after the date falling on the second Anniversary.

6.2  RE-BORROWING

     Subject to the other terms of this Agreement, any amounts repaid under Clause 6.1 may be re-borrowed.

7.   PREPAYMENT AND CANCELLATION

7.1  AUTOMATIC CANCELLATION

      The Commitment of each Bank shall be automatically cancelled at close of business in London on the Final Maturity Date.

7.2  VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than ten Business Days' prior notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of (pound)10,000,000 and an integral multiple of (pound)5,000,000).

(b) Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3  VOLUNTARY PREPAYMENT

     The Company may, on giving not less than five Business Days' prior notice to the Agent specifying the amount and date for prepayment, prepay an Advance without penalty (subject to Clause 24.2 (Other indemnities)) in whole or in part, provided that any prepayment in part must be in a minimum principal amount of (pound)10,000,000 and an integral multiple of (pound)5,000,000 (or its equivalent).

7.4  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

     If:

     (a) any Obligor is required to pay to a Bank any additional amounts under Clause 12 (Taxes); or

     (b) the Company is required to pay to a Bank any amount under Clause 14 (Increased costs),

     then, without prejudice to the obligations of any Obligor under those Clauses, the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

     (a)  the Company shall prepay that Bank's participation in any Advances;
          and

     (b)  the Commitment of that Bank shall be cancelled.

7.5  MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 24.2 (Other indemnities) without premium or penalty.

(c) Without prejudice to the right of the Company to re-borrow under Clause 6.2 (Re-borrowing), no amount prepaid under this Agreement may subsequently be re-borrowed.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.   INTEREST PERIODS

8.1  GENERAL

(a)  Each Revolving Advance has one Interest Period only.

(b)  The life of each Term-out Advance is divided into successive Interest
     Periods.

8.2  SELECTION

(a) The Company may select an Interest Period for an Advance in the relevant Request. Each Interest Period for a Revolving Advance and the first Interest Period for a Term-out Advance will commence on its Drawdown Date.

(b) Each subsequent Interest Period for a Term-out Advance will be the period selected by the Company by notice to the Agent received not later than
     11.00 a.m. on the Business Day before the end of the then current Interest Period

(c) Subject to the following provisions of this Clause 8, each Interest Period will be one, two, three or six months or any other period agreed by the Company and the Majority Banks.

8.3  NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4  NO OVERRUNNING OF THE FINAL MATURITY DATE OR SECOND ANNIVERSARY

(a) If an Interest Period for a Revolving Advance would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

(b) If an Interest Period for a Term-out Advance would otherwise overrun the second Anniversary, it shall be shortened so that it ends on the second Anniversary.

8.5  NOTIFICATION

     The Agent shall notify each relevant Party of the duration of each Interest Period promptly after ascertaining its duration.

9.   INTEREST

9.1  INTEREST RATE

     The rate of interest on each Advance for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

     (a)  Applicable Margin;

     (b) (ii) LIBOR (in the case of an Advance denominated in a currency other than Euros);

          (ii) EURIBOR (in the case of an Advance denominated in Euros); and

     (c)  Mandatory Cost.

9.2  DUE DATES

     Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the Company:

     (a)  in the case of a Revolving Advance, on its Maturity Date; and

     (b) in the case of a Term-out Advance, on the last day of each Interest Period applicable to that Term-out Advance,

     and also, in the case of any Advance with an Interest Period longer than six months, at six monthly intervals after the Drawdown Date (or, if different, the first day of the relevant Interest Period) for so long as the Interest Period is outstanding.

9.3  DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above:

     (i) subject to sub-paragraph (ii) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine (each a "DESIGNATED INTEREST PERIOD"); or

     (ii) for the first Designated Interest Period in respect of any overdue amount of principal, the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date.

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it selects.

(d) Default interest will be compounded at the end of each Designated Interest Period.

9.4  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.  OPTIONAL CURRENCIES

10.1 SELECTION

(a) The Company shall select the currency of a Revolving Advance in the relevant Request.

(b) The currency of each Revolving Advance must be Sterling or an Optional Currency.

(c) The Company may not choose a currency if as a result the Advances would be denominated at any one time in more than four Optional Currencies.

(d) The Agent shall notify each Bank of the currency and the Original Sterling Amount of each Revolving Advance and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

10.2 REVOCATION OF CURRENCY

     If before 9.30 a.m. on any Rate Fixing Day, the Agent receives notice from a Bank that:

     (a) it is impracticable for the Bank to fund its participation in the relevant Revolving Advance in the relevant Optional Currency during its Interest Period in the ordinary course of business in the London interbank market; and/or

     (b) the use of the proposed Optional Currency might contravene any law or regulation,

     the Agent shall give notice to the Company and to the Banks to that effect before 11.00 a.m. on that day. In this event:

     (i) the Company and the Banks may agree that the drawdown will not be made; or

     (ii) in the absence of agreement:

          (1) that Bank's participation in the Revolving Advance (or, if more than one Bank is similarly affected, those Bank's participations in the Revolving Advance) shall be treated as a separate Revolving Advance denominated in Sterling during the relevant Interest Period; and

          (2) in the definition of "LIBOR" (insofar as it applies to that Revolving Advance) in Clause 1.1 (Definitions):

               (A) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

               (B)  paragraph (b) of that definition shall apply

11.  PAYMENTS

11.1 PLACE

     All payments by an Obligor or a Bank under this Agreement shall be made to the Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or in the case of Euros, the financial centre of such of the Participating Member States or London) as it may notify to that Obligor or Bank for this purpose. Notwithstanding the above, all payments by the Company to the Arranger under Clauses 21
     (Fees) and 22 (Expenses) shall be made direct to the Arranger in the manner agreed by the Arranger and the Company.

11.2 FUNDS

     Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3 DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or in the case of Euros, the financial centre of such of the Participating Member States or London) as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

11.4 CURRENCY

(a) A repayment or prepayment of an Advance or any part of an Advance is payable in the currency in which the Advance is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Sterling.

11.5 SET-OFF AND COUNTERCLAIM

     All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

11.6 NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

11.7 PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

     (ii) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

     (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

12.  TAXES

12.1 GROSS-UP

     All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that the Obligor is required by law to make payment subject to any Taxes. Subject to Clause 12.4, if any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction.

12.2 TAX RECEIPTS

     All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

12.3 TAX CREDITS

     If:

     (a) an Obligor makes a payment under Clause 12.1 (a "TAX PAYMENT") in respect of any fund paid to a Bank under this Agreement; and

     (b) that Bank determines in its absolute discretion that it has obtained a refund of tax or obtained a credit against tax (a "TAX CREDIT") which the Bank in its absolute discretion is able to identify as attributable to that Tax Payment, then, if in its absolute discretion it decides that it can do so without adverse consequences for that Bank, that Bank shall reimburse that Obligor such amount as the Bank in its absolute discretion determines to be such proportion of that Tax Credit as will leave that Bank (after that reimbursement) in no better or worse position than it would have been if no Tax Payment had been required. The Bank shall have an absolute discretion as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so, and whether any amount is due from it under this Clause 12.3, and if so, what amount and when. The Bank shall not be obliged to disclose any information regarding its tax affairs and computation.

12.4 QUALIFYING BANKS

(a) Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank, no Obligor will be liable to pay to that Bank under Clause
     12.1 any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been or had not ceased to be a Qualifying Bank.

(b) Paragraph (a) above does not apply if a Bank ceases to be a Qualifying Bank as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement.

13.  MARKET DISRUPTION

13.1 ABSENCE OF QUOTATIONS

     If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on the Rate Fixing Day, the applicable LIBOR shall, subject to Clause 13.2 (Market disruption) below, be determined on the basis of the quotations of the remaining Reference Banks.

13.2 MARKET DISRUPTION

     If:

     (a) LIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

     (b) the Agent receives notification from Banks whose participations in an Advance exceed 35 per cent. of that Advance that, in their opinion:

          (1) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Advance for the relevant Interest Period; or

          (2) the cost to them of matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

     the Agent shall promptly notify the Company and the relevant Banks of the fact and that this Clause 13 is in operation.

13.3 SUBSTITUTE BASIS

(a) After any notification under Clause 13.2 (Market disruption) the Company and the Agent may agree that the relevant Advance shall not be made or, in the absence of such agreement that the Interest Periods of the Advance should be one month and, in the case of an event or circumstance referred to in Clause 13.2(b), the Advance shall be made or confirmed (as applicable) in Sterling and the rate of interest on each Bank's share in the affected Advance for the relevant Interest Period will be the aggregate of the applicable:

     (i)  Applicable Margin; and

     (ii) rate notified to the Agent by that Bank as soon as practicable to be that which expresses as a percentage rate per annum the cost to that Bank of funding its share in that Advance from whatever source it may reasonably select.

(b) Within three Business Days of receipt of the notification in paragraph (a) above, the Company and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that and (to the extent required) any future Advance. Any substitute basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.


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                                       40


14.  INCREASED COSTS

14.1 INCREASED COSTS

(a) Subject to Clause 14.2 (Exceptions), the Company shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation (in each case occurring after the date of this Agreement); or

     (ii) compliance with any regulation made after the date of this Agreement,

     (including any law or regulation relating to taxation, change in currency of a country, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)  In this Agreement "INCREASED COST" means:

     (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

     (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any Advances comprised in a class of Advances formed by or including that Finance Party's participations in the Advances made or to be made under this Agreement as is attributable to that Finance Party's making, funding or maintaining those participations; or

     (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

     (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by a Finance Party or any of its Affiliates from any other Party under this Agreement.

14.2 EXCEPTIONS

     Clause 14.1 (Increased costs) does not apply to any increased cost:

     (a) compensated for under any other Clause, or which would have been but for an exception to that Clause;

     (b) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

     (c) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate.

15.  ILLEGALITY AND MITIGATION

15.1 ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance, then:

     (a)  the Bank may notify the Company through the Agent accordingly; and

     (b) (i) the Company shall forthwith or, if later, by the latest date the relevant law allows, prepay the participations of that Bank in all Advances; and

          (ii) the Commitment of that Bank shall forthwith be cancelled.

15.2 MITIGATION

     Notwithstanding the provisions of Clauses 12 (Taxes), 14 (Increased Costs) and 15.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

     (a) any deduction, withholding or payment of the nature referred to in Clause 12 (Taxes); or

     (b) any increased cost of the nature referred to in Clause 14 (Increased Costs); or

     (c)  a notification under Clause 15.1 (Illegality),

     then without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the Agent, such Bank shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Company) and such Bank shall use reasonable endeavours to transfer its participation in the Facility and its rights under this Agreement and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Bank shall not be under any obligation to take any such action if, in its good faith opinion, to do so would or would be likely to have a material adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any significant expense or Tax disadvantage.

16.  REPRESENTATIONS AND WARRANTIES

16.1 REPRESENTATIONS AND WARRANTIES

     Each Obligor for itself makes the representations and warranties set out in this Clause 16 to each Finance Party.

16.2 STATUS

(a) It and each Principal Subsidiary is duly incorporated under the laws of the jurisdiction of its incorporation and has power and is able lawfully to own its respective property and assets and carry on its respective businesses.

(b) It has power and is able lawfully to execute and deliver each Finance Document and to exercise its respective rights and perform its respective obligations under this Agreement and the transactions contemplated hereby and all corporate or other action required to be taken by it in order to authorise the execution and delivery by it of each Finance Document and the performance by it of its respective obligations has been duly taken.

16.3 LEGAL VALIDITY

     The Finance Documents to which it is a party constitute its legal, valid and binding obligations.

16.4 NON-CONTRAVENTION

     The execution and delivery by it of the Finance Documents to which it is a party and the performance by it of its obligations under the Finance Documents will not:

     (a) contravene any provision of any law, statute (including the Electricity Act), decree, rule, regulation or code of practice to which it or any of its assets or revenues is subject, or of any order, judgement, injunction, decree, resolution, determination or award of any court or any judicial, administrative or Governmental Entity or organisation having applicability to it or any of its assets or revenues; or

     (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, bond, agreement or other instrument or obligation to which it is a party or by which it or any of its assets or revenues may be bound or affected; or

     (c)  violate any provision of its constitutive documents.

16.5 NO DEFAULT

     No Default has occurred which is continuing.

16.6 CONSENTS

     All consents, approvals, authorisations, exemptions, registrations and filings and all acts, conditions and things required to be obtained, done, fulfilled and performed in order to:

     (a) enable it to enter into and exercise its rights and perform its obligations under each Finance Document to which it is party; and

     (b) make the Finance Documents legal, valid and binding and admissible in evidence in England and Wales, have been obtained and are in full force and effect or have been done, fulfilled or performed (as the case may be).

16.7 ACCOUNTS

     The Original Group Accounts, and thereafter, the most recent consolidated audited financial statements of the Group, were prepared in accordance with the Appropriate Accounting Principles and consistently applied from one period to the next (except as shown in those financial statements) and give a true and fair view of the financial condition of the Group, as at the date as of which the same were prepared.

16.8 NO MATERIAL ADVERSE EFFECT

     Since 31 March 1998 there has been no change in the business, assets or financial condition of itself, or the Group taken as a whole, having a Material Adverse Effect.

16.9 LITIGATION

     No action or proceeding of or before any court, administrative tribunal, government body or regulatory authority (including, without limitation, the Competition Commission or the Office of Electricity Regulation) has been commenced, or (to the best of its knowledge) is threatened against any member of the Group which, in each case, has a Material Adverse Effect.

16.10 INDEBTEDNESS

     Its Indebtedness under the Finance Documents to which it is a party will rank at least pari passu with all its other unsubordinated and unsecured Indebtedness with the exception of that which is preferred by operation of law.

16.11 NO BREACH

     No member of the Group is in breach of or default under any agreement to which it is party or which is binding on it or any of its assets to an extent or in a manner which has a Material Adverse Effect.

16.12 NO SECURITY INTEREST

     No Security Interest exists over all or any of the present or future revenues or assets of any member of the Group, save for Permitted Security Interests.

16.13 NO OBLIGATION TO CREATE SECURITY INTEREST

     The execution of the Finance Documents and the exercise of its rights and performance of its obligations thereunder will not result in the existence of nor oblige it to create any Security Interest over all or any of its present and future revenues or assets.

16.14 LICENCES

     Each Licensee has been duly licensed to conduct its business as presently conducted, no notice has been given to revoke any Licence and no modification of or amendment to any of the terms of any Licence has been made or proposed by the Secretary of State or any other person having a right to do so which has a Material Adverse Effect.

16.15 NO CONTRAVENTION OF LICENCES

     No Licensee is in contravention of any term or condition of its Licence(s) or any requirement of the Electricity Act or any regulations made thereunder or any other statutory requirement or any final order or confirmed provisional order made under the Electricity Act or any undertaking given by it to the Director General or the Secretary of State in relation to the conduct of its business as a generator or Public Electricity Supplier (as detailed in the Electricity Act), which contravention and/or any consequence thereof has a Material Adverse Effect.

16.16 ELECTRICITY SUPPLY

     REC or the relevant Licensee has been duly licensed by the Secretary of State as the Public Electricity Supplier (as defined in the Electricity
     Act) to supply electricity to any premises in the area designated in the PES Licence and is duly licensed to conduct its business as presently conducted and the PES Licence is in full force and effect and neither the Director General nor the Secretary of State has given notice to it to revoke the PES Licence except in circumstances where a replacement Licence for the distribution and/or supply of electricity is or is to be granted to any other member of the Group.

16.17 NO MODIFICATION OF PES LICENCE

     No modification or amendment of any of the terms of the PES Licence has been made or proposed by way of consideration with interested parties by the Director General or the Secretary of State under Section 11, 14 or 15 of the Electricity Act or in accordance with the conditions set out in the PES Licence or otherwise which has a Material Adverse Effect.

16.18 NO VARIATION OF AUTHORISED AREA

     No variation of the authorised area in respect of which the PES Licence has been granted has been made under Section 6(1)(c) of the Electricity Act which has a Material Adverse Effect.

16.19 ENVIRONMENTAL LAW

     There has been no non-compliance by any member of the Group with any applicable environmental or safety law applicable to it which has a Material Adverse Effect.

16.20 INFORMATION MEMORANDUM

(a) The factual information relating to the Group contained in the Information Memorandum was true in all material respects as at its date;

(b) the Information Memorandum did not omit as at its date any information which is necessary to make the statements therein not misleading in a material respect;

(c) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum which renders the information contained in it untrue or misleading in any material respect; and

(d) the opinions expressed in the Information Memorandum are honestly held and have been provided in good faith and after reasonable enquiry.

16.21 NO DISPUTE

     There is no dispute subsisting between any Obligor and any other party to any of the Finance Documents and no material amendments have been made to any of the Finance Documents without the consent of the Agent.

16.22 WHOLLY-OWNED SUBSIDIARY

     Each of REC, TXU Europe Group plc and each Guarantor, if any, is a wholly-owned subsidiary of Finco 2.

16.23 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES The representations and warranties set out in this Clause 16:

     (a)  are made by each Obligor on the Signing Date; and

     (b) are deemed to be repeated by each Obligor on the date of delivery of each Request, each Drawdown Date and the first day of each Interest Period with reference to the facts and circumstances then existing (other than in the case of any representation and warranty as to the Group's audited financial statements where such representation and warranty shall be read and construed as referring to the Group's then most recent audited financial statements, including notes to such statements) save that the following representations shall not be repeated: Clauses 16.5 (No default), 16.8 (No Material Adverse Effect), 16.9 (Litigation), 16.12 (No Security Interest,) 16.13 (No obligation to create Security Interest), and 16.20 (Information Memorandum) 16.21 (No dispute).


16.24 OBLIGORS' ACKNOWLEDGEMENT

     Each of the Obligors acknowledges that the Finance Parties are relying on the representations and warranties but not on any other information contradictory to them or varying them of which the Finance Parties or any of them or their respective agents or advisers may have actual or constructive knowledge.

17.  INFORMATION UNDERTAKINGS

17.1 UNDERTAKINGS

     Each of the Obligors (for itself) or as applicable the specified Obligor gives the undertakings in this Clause 17 and Clause 18 (General Undertakings) to each Finance Party (such undertakings to remain in force throughout the Finance Period).

17.2 PREPARATION OF FINANCIAL STATEMENTS

     The Company will:

     (A) ANNUAL AUDITED FINANCIAL STATEMENTS: beginning with the financial year ending 31st December 1998, prepare financial statements (which shall in any event include a balance sheet, profit and loss account, statement of total recognised gains and losses, cash flow statement, and notes to such statements) in respect of:

          (i) itself and consolidated financial statements in respect of the Group; and

          (ii) consolidated financial statements of Finco 2;

            in accordance with the Appropriate Accounting Principles (consistently applied) in respect of each financial year and cause the same to be reported on by the Auditors; and

     (B)  QUARTERLY FINANCIAL STATEMENTS: prepare:

          (i) unaudited consolidated financial statements (which shall in any event include a balance sheet, profit and loss account and cash flow statement) of the Group; and

          (ii) consolidated financial statements (which shall in any event include a balance sheet, profit and loss account and cash flow statement) of Finco 2 (together with (aa) a pro forma consolidation of the balance sheet of Finco 2 with the balance sheets of those Subsidiaries of the Company which are not Finco 2 or its Subsidiaries and (bb) a notification setting out any changes in the identity of the Principal Subsidiaries (or, if there are no changes, so stating), in respect of each Quarter in each financial year (on a cumulative basis for each financial year) in accordance with the Appropriate Accounting Principles (consistently applied) in a form reasonably agreed with the Agent.

17.3 DELIVERY OF FINANCIAL STATEMENTS

     The Company will deliver, or will procure delivery, to the Agent sufficient copies for all the Banks of each of the following documents:

     (A) ANNUAL AUDITED FINANCIAL STATEMENTS: (i) within fifteen days of issue thereof to the shareholders of the Company and Finco 2, but in any event not later than 180 days after the end of the financial year to which they relate, the audited financial statements referred to in Clause 17.2(a) (Annual audited financial statements) for each financial year together, in each case, with the report of the Auditors thereon, the notes thereto, the directors' report thereon and the certificate referred to in Clause 17.3(c) (Compliance with Financial Undertakings) and (ii), in respect of the Parent, its annual accounts most recently filed with the US Securities and Exchange Commission;

     (B) UNAUDITED MANAGEMENT ACCOUNTS: (i) within 60 days after the end of each Quarter in each financial year, the financial statements and notification referred to in Clause 17.2(b) (Quarterly financial statements)) in respect of such Quarter prepared in accordance with the requirements of Clause 17.2(b) (Quarterly financial statements) together with (in relation to the Quarter ending December 1998 and thereafter) the certificate referred to in Clause 17.3(c) (Compliance with Financial Undertakings) and, (ii) in the case of the Parent, its quarterly accounts most recently filed with the US Securities and Exchange Commission from time to time;

     (C) COMPLIANCE WITH FINANCIAL UNDERTAKINGS: with each set of accounts delivered by it under Clauses 17.3(a) (Annual audited financial statements) and (b) (Unaudited management accounts) above the Company will deliver to the Agent a certificate signed by a director of the
          Company:

          (i) confirming compliance or otherwise with the financial undertakings in Clause 18.1 (Financial ratios) as at the end of the relevant Test Period; and

          (ii) setting out in reasonable detail and in a form satisfactory to the Agent the computations (including for the purpose of the Leverage Ratio a detailed statement of the calculation of Adjusted Share Capital and Reserves and Consolidated Net Borrowings) necessary to demonstrate such compliance or otherwise.

          The Agent may from time to time request a further director's certificate setting out in reasonable detail the calculation of the Leverage Ratio (including a detailed statement of the calculation of Adjusted Share Capital and Reserves and Consolidated Net Borrowings) if the Agent is requested to do so by the Majority Banks or if, acting reasonably, the Agent determines that the amount of Adjusted Share Capital and Reserves and Consolidated Net Borrowings may have changed materially since the date as at which the last compliance certificate was prepared. The Company shall provide such a certificate within ten Business Days of any such request.

     (D) PES REGULATORY ACCOUNTS: as soon as practicable after their issue to the relevant Government Entity or regulator, all accounts and other financial statements or financial information required under any law or regulation to be provided to any Government Entity, industry regulator or similar body or person and which are thereby placed in the public domain;

     (E) REPORTS AND NOTICES TO SHAREHOLDERS AND CREDITORS: as soon as practicable after the issue thereof every report, circular, notice or like document issued by the Company, Finco 2 and/or Bidco to its shareholders or creditors generally and every notice convening a meeting of its shareholders or any class of its shareholders; and

     (F) FURTHER INFORMATION: promptly upon request, such further information concerning the financial position of the Group (or any member of it) as the Agent shall reasonably require.

17.4 NOTICE OF DEFAULT

     Each Obligor will inform the Agent promptly upon becoming aware of the occurrence of any material Default or any actual Event of Default and, upon receipt of a request to that effect from the Agent, confirm to the Agent and the Banks that, save as previously notified to the Agent or as notified in such confirmation, no Default has occurred which is continuing.

17.5 NOTICE OF LITIGATION

     Each Obligor will, upon becoming aware that the same is threatened or pending and in any case promptly after the commencement thereof, give to the Agent notice in writing of any litigation, alternative dispute resolution, arbitration or administrative proceedings or any dispute affecting any member of the Group or any of their respective assets, rights or revenues which if determined against it could reasonably be expected to result in a liability (including costs) of more than (pound)10,000,000 or otherwise have a Material Adverse Effect.

18.  GENERAL UNDERTAKINGS

18.1 FINANCIAL RATIOS

     The Company will procure that, throughout the Finance Period:


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                                       48


     (a) for each Test Period, the ratio of EBITDA to Net Interest Costs is not less than 2:1;

     (b) at all times the Leverage Ratio is not more than 70% although the Leverage Ratio shall be tested only by reference to the compliance certificate provided quarterly with the unaudited management accounts unless the Agent shall at any time exercise the right to request a further certificate in accordance with Clause 17.3(c) (Compliance with Financial Undertakings).

18.2 CHANGE OF ACCOUNTING POLICIES

(a)  The Company and the Agent hereby undertake that, in the event that:

     (i) there is, or the Company intends to make, a change in the manner in which the financial statements in Clause 17.2 (Preparation of financial statements) are prepared or in the accounting principles or standards applied in the preparation of those financial statements (including without limitation a change from UK GAAP to US GAAP); and

     (ii) such change affects the amounts utilised for the purposes of determining whether or not an Obligor has complied with the covenants contained in Clause 18.1 (Financial ratios);

     they will either (aa) renegotiate each of the covenants affected by such change with a view to putting in place covenants that fairly reflect that change or, (bb) where the change in the manner in which the financial statements are prepared is a change from the accounting principles at the Signing Date to US GAAP, the Company shall, if requested by the Agent, supply to the Agent: (A) a description of any change necessary for those financial statements to reflect the accounting principles at the Signing Date; and (B) sufficient information to enable the Finance Parties to determine whether Clause 18.1 (Financial ratios) has been complied with and make an accurate comparison between the financial position shown by the set of financial statements prepared on the changed basis and the most recent financial statements delivered to the Agent under this Agreement.

(b) If negotiations referred to in paragraph (a) (aa) above are not concluded to the reasonable satisfaction of the Agent within a period of 30 days from the commencement of such negotiations the Company agrees that it will procure (at the expense of the Company) that the Auditors provide financial statements reflecting the Appropriate Accounting Principles, and any reference in this Agreement to financial statements under this Agreement shall be construed as a reference to such financial statements as adjusted to reflect the Appropriate Accounting Principles.

(c) If the ratio of EBITDA to Net Interest Costs under Clause 18.1(a) above is less than 2:1 due to the payment or proper accrual of any exceptional, special or windfall tax or levy, then, notwithstanding the provisions of Clause 19 (Events of Default), no Event of Default shall occur as a result thereof except:

          (i) the Company and the Agent (acting in accordance with the instructions of the Majority Banks) shall consult for a period not exceeding 30 days with a view to agreeing a revised basis for calculation of the ratio or a revised ratio; and


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                                       49


          (ii) the failure to agree a basis for such calculation or a revised ratio by the end of that 30-day period shall constitute an Event of Default under Clause 19.1(b) (Breach of other obligations) which, for the purposes of that Clause, shall not be capable of remedy.

18.3 AUTHORISATIONS

     Each Obligor shall obtain and comply with and do all that is necessary to maintain in full force and effect all consents, authorisations, approvals and licences required by law or regulation to enable it to enter into and perform its obligations under the Finance Documents to which it is a party or to ensure their legality, validity or admissibility in evidence.

18.4 DISPOSALS

(a) No Obligor shall, and the Company will procure that no other member of the Group will, (either in a single transaction or in a series of transactions, whether related or not) sell, convey, transfer or otherwise dispose of:

     (i) any shares in Finco 2, Bidco, The Energy Group Limited or any Principal Subsidiary;

     (ii) any loans to or other claims on any Principal Subsidiary;

     (iii) the whole or a substantial part of the undertaking or assets of (i) the Distribution Business or (ii) the Generation Business as a whole; or

     (iv) any other significant assets.

(b)  The restrictions will not apply:

     (i) with respect to paragraph (a)(iii) above, to (A) the expenditure or application of cash, or (B) any disposal in the ordinary course of business (including by way of securitisation) or (C) any disposal where the net book value of the assets disposed of, when aggregated with the net book value of any other assets forming part of the Distribution Business or (as the case may be) the Generation Business disposed of otherwise than in the ordinary course of operating the respective businesses in the same financial year of the Group, does not exceed 10 per cent. of the Adjusted Share Capital and Reserves at the end of the previous financial year;

     (ii) to a disposal made by any member of the Group to another member of the Group; or

     (iii) with respect to paragraph (a)(iv) above, to any disposal on arm's length terms (including by way of securitisation); or

     (iv) to any sale, conveyance, transfer or other disposal with respect to the King's Lynn generating facility which otherwise would infringe sub-Clause (iii) above provided none of the parties to any such transaction is a Relevant Person or Project Finance Subsidiary.

18.5 NEGATIVE PLEDGE

     No Obligor shall, and the Company will procure that none of its Subsidiaries shall:


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                                       50


     (a) create or permit to subsist any Security Interests (other than Permitted Security Interests) upon the whole or any part of its present or future revenues or assets; or

     (b) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired by a member of the Group or any of its Associated Companies; or

     (c) sell, transfer or otherwise dispose of any of its receivables on recourse terms (save for recourse for disputed or ineligible debts or similar rights of recourse) except for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset, unless the aggregate disposal proceeds of all such transactions during any Accounting Reference Period is less than (pound)50,000,000, provided that the restriction in Clause 18.5(b) above shall not apply to any sale, transfer or other disposal and leaseback or re-acquisition with respect to the King's Lynn generating facility for so long as none of the parties to any such transaction is a Relevant Person or Project Finance Subsidiary.

18.6 PARI PASSU INDEBTEDNESS

     Each Obligor shall ensure that its Indebtedness under the Finance Documents to which it is a party will rank at least pari passu with all its other unsubordinated and unsecured Indebtedness with the exception of that preferred by operation of law.

18.7 GUARANTEES AND DISTRIBUTIONS

     No Obligor shall, and the Company will procure that none of its Subsidiaries shall:

     (a) give any guarantee, indemnity or other legally binding assurance against loss to any person (other than a member of the Group) in respect of the obligations of any Relevant Person other than any guarantee issued by the Company or an SPV in connection with Equity-Credit Preferred Securities

     (b) enter into any transaction under which (or do anything as a result of or by which) cash or other assets are transferred by or from it to any Relevant Person;

            provided that this Clause 18.7 shall not prohibit:

          (i) provided that no Default is outstanding or would result from the dividend, distribution or provision, the declaration, payment or making of any lawful dividends or other distributions or the provision of loans, deposits or other credit but excluding guarantees or indemnities entered into in favour of or in respect of the indebtedness of any Relevant Person or distributions as a result of any reduction in share capital; or

          (ii) anything done under a transaction entered into on terms no more onerous to the relevant member of the Group than a transaction entered into on an arm's length basis on normal commercial terms.

18.8 LICENSEES

(a) In so far as is necessary to prevent a Material Adverse Effect, each Obligor shall take, and procure that each Licensee takes, all appropriate steps efficiently to perform and discharge its duties and functions in


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                                       51


     accordance with the provisions of the Electricity Act, the terms and conditions of the relevant Licence, the provisions of any final order or confirmed provisional order made under the Electricity Act and all undertakings (if any) given by a Licensee to the Director General and/or the Secretary of State in respect of the matters referred to in Section 25(5) of the Electricity Act.

(b) The Company shall promptly inform the Agent of any material undertaking given by any member of the Group to the Director General and/or the Secretary of State.

(c) The Company shall, forthwith upon receipt of the same, deliver to the Agent in sufficient copies for the Banks, copies of all notices or orders served on any member of the Group by the Director General or the Secretary of State in exercise of the powers conferred on him by the Electricity Act and keep the Agent informed of any references to the Competition Commission or the exercise or purported exercise by the Secretary of State or the Director General of the powers conferred on him by the Fair Trading Act 1973, the Competition Act 1980 and/or Section 12 of the Electricity Act.

(d) The Company shall procure that the relevant Licensee will not consent to any revocation of the PES Licence (except where a public electricity supply licence is granted to a member of the Group in its place) or to any material modification or amendment to or restriction in the terms and conditions of the PES Licence if such revocation, modification, amendment or restriction ought to have a Material Adverse Effect.

(e) The Company shall ensure at all times that the Licensee under the PES Licence has sufficient working capital to finance the performance and discharge of its duties as a Public Electricity Supplier in accordance with the provisions of the Electricity Act and the terms and conditions of the PES Licence.

18.9 NO OUTSTANDING LOANS

     The Company shall procure that (except for investments constituting Liquid Assets) no Licensee will have outstanding at any one time any loans to (other than deposits with, or investments in debt instruments of, any institution authorised under the Banking Act 1987, or the Building Societies Act 1986 or any European Authorised Institution as defined in the Banking Act 1987) or investments in any person other than a member of the Group in excess of an aggregate of (pound)5 million.

18.10 ENVIRONMENTAL AND SAFETY LAWS

     Each Obligor shall, and the Company shall procure that each other member of the Group will, comply with any environmental or safety laws applicable to it where failure to do so has a Material Adverse Effect.

18.11 INSURANCE

     Each Obligor shall, and the Company shall procure that each member of the Group will have insurance and maintain insurance in respect of property damage, third party liability and such other risks in respect of its business and assets is in accordance with good industry practice.

18.12 GENERATION BUSINESS

     The Company shall procure that any Licensee from time to time licensed to carry on the whole or part of the Generation Business will not consent to any revocation of the relevant Generation Licence (except where a


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                                       52


     Generation Licence is granted to a member of the Group in its place or the same arises in respect of a disposal permitted under Clause 18.4 (Disposals)) or to any material modification or amendment to or restriction in the terms and conditions of such Generation Licence if such revocation, modification, amendment or restriction might reasonably be expected to have a Material Adverse Effect.

18.13 BUSINESS OF REC

     Each Obligor shall procure that the REC will not enter into or engage in any business or activity other than the Supply Business, a Second-Tier Supply Business or the Distribution Business or the business of a holding company of the company carrying on any such business, other than any business or activity the aggregate turnover of which does not in any financial year exceed five per cent. of the aggregate turnover of the Supply Business, the Second-Tier Supply Businesses and the Distribution Business (excluding the turnover on transactions which the Supply Business, any of the Second-Tier Supply Businesses and/or the Distribution Business made with each other) in the immediately preceding financial year.

18.14 CHANGE IN BUSINESS

     No Obligor shall, and the Company will procure that no other member of the Group shall, carry on any business other than those which are usual for energy companies and electricity companies (including, without limitation, electricity distribution, supply and generation and energy trading and business activities related to the gas, telecommunications and water industries) in Europe or the business of a holding company of any company carrying on any such business. Provided that the limitation of business activities contained in this Clause 18.14 will not apply to any other business activities carried on by members of the Group as long as such other business activities do not in aggregate account for more than 10% of the consolidated gross assets or consolidated gross revenues of the Group (as calculated in accordance with the Appropriate Accounting Principles).

18.15 FUNCTIONS OF THE COMPANY

(a) The Company shall not carry on any business other than being the holding company of the Group (and any Project Finance Subsidiaries) and anything ancillary to any of the other matters described in this Clause 18.15.

(b) The Company shall not own any material assets other than (i) any Liquid Assets held by it from time to time, (ii) its shareholding in Finco 2, (ii) its direct or indirect interest in all persons ("EQUITY SPVS") issuing or guaranteeing Equity-Credit Preferred Securities and all intermediate undertakings through which it holds its interest in Equity SPVs, (iii) its direct or indirect interest in all SPVs and all intermediate undertakings through which it holds its interest in SPVs (provided always that, in respect of (ii) and (iii) above each such intermediate undertaking's sole purpose is to hold directly or indirectly an interest in an SPV or an Equity SPV and, if applicable, act as a conduit as between the SPV or Equity SPV and the Company for any sums lent or arising or investments made in connection with the SPVs and Equity SPVs, issue or issues of capital market instruments or other securities), and (iv) Indebtedness due to the Company.

(c) The Company shall not incur any liabilities (whether or not in connection with Borrowed Money) other than:

     (i) as a result of borrowing under this Agreement or the Multi-option Facilities Agreement or liabilities otherwise incurred in connection with this Agreement, the Multi-option Facilities Agreement or the Original Facilities Agreement, or as a result of borrowing (subject,


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                                       53


          in the case of any proposed Borrowed Money from Finco 2 or Bidco, to Clause 18.18 (Indebtedness of Finco 2 to the Company) and of Bidco to Finco 2)) from other members of the Group or other persons (provided that each amount borrowed other than borrowings not exceeding(pound)30,000,000, is on-lent to Finco 2), or liabilities incurred in connection with the Acquisition; or

     (ii) incurred as a result of the Company's existence and administrative operation in accordance with the terms of this Agreement, including, without limitation, audit and legal fees, taxation and other expenses incurred by it in acting as contemplated by this Agreement; or

     (iii) under any guarantee, indemnity or similar instrument in respect of Borrowed Money incurred by: (aa) a member of the Group which is, and for so long as such guarantee, indemnity or similar instrument is outstanding, remains, a holding company of the REC, or (bb) an SPV; or

     (iv) under any guarantee, undertaking, performance bond or similar instrument or obligation, not being in respect of Borrowed Money, in respect of the liabilities and/or obligations of members of the Group; or

     (v) under any guarantee given by the Company in replacement of, or in respect of the same obligations as are guaranteed under, certain guarantees given by Energy Holdings (No. 3) Limited (formerly The Energy Group PLC) on or prior to 22 October 1998 in respect of the obligations of former direct and indirect Subsidiaries of Energy Holdings (No. 3) Limited.

     (vi) under any guarantee of or in connection with any Equity-Credit Preferred Securities.

18.16 DERIVATIVE TRANSACTIONS

     No Obligor shall, and the Company will procure that no other member of the Group shall, enter into any Derivatives Transaction other than:

     (a) in connection with the management of foreign currency or interest rate exposures likely to be incurred in the conduct of the Group's business or that of any Project Finance Subsidiary, and/or

     (b) any contracts where the exposure is principally related to the future generation, availability, supply, distribution or pricing of fuel, power or energy, or other energy-related risks.

18.17 PROJECT FINANCE SUBSIDIARIES

      All transactions and arrangements between the Group on the one hand and Project Finance Subsidiaries (or members of the Group who incur Project Finance Borrowings falling within paragraph (c) of the definition of Project Finance Borrowings but only in connection with the Project to which such Project Finance Borrowing directly relates) on the other shall be (a) on arm's length terms, and (b) to the extent that they involve liability of, or recourse to the Group in respect of Indebtedness to finance or refinance, or in respect of the financing or refinancing of, a Project, such liability or recourse shall be limited to the degree of recourse described in paragraph (c) of the definition of "Project Finance


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                                       54


      Borrowings" unless the Company shall promptly on the occurrence of such liability or right of recourse notify the Agent that the relevant Project Finance Borrowing which is the subject of such liability or right of recourse shall have ceased or shall thereupon cease to be a Project Finance Borrowing, attaching a detailed re-calculation of the Leverage Ratio showing the effect of such re-designation.

18.18 INDEBTEDNESS OF FINCO 2 TO THE COMPANY

     The Company will procure that:

     (a) Finco 2 will not repay, forgive or novate nor shall the Company accept the repayment or novation of amounts outstanding from Finco 2 to the Company if and to the extent that such repayment, novation or forgiveness of any indebtedness from time to time due from Finco 2 to the Company (after application of the proceeds of such repayment, forgiveness or novation by the Company) would result (and shall ensure that it does not subsequently result) in the net amount owing (including any accrued interest) by Finco 2 to the Company falling short of the aggregate of the Advances and all other Borrowed Money of the Company by more than(pound)30,000,000 (without double counting where Borrowed Money guaranteed by the Company is also lent to it) (including in each case any accrued interest) unless the Company shall immediately repay an equivalent amount of the Advances (but only to the extent that the Company has not immediately repaid an equivalent amount under the Multi-option Facilities Agreement).

     (b) If no amount is due, owing or incurred by the Company under the Facility none of the restrictions in this Clause 18.18 shall apply until and unless the Company shall draw any Advance and for so long as any such Advance is outstanding.

     (c) Any amount which purports to be lent from Finco 2 to the Company shall for the purpose of this Clause be deemed to be applied in repayment of any existing indebtedness due from Finco 2 to the Company at the relevant time and the provisions of this Clause shall therefore apply to the lending of any such amount exactly as if it had been a repayment of debt.

     (d) Any amount lent down by the Company to Finco 2 which represents the on-lending of Borrowed Monies incurred or guaranteed by the Company (the "Connected Borrowing") shall bear a rate of interest at least equal to that applicable to the Connected Borrowing from time to time.

     (e) The Company shall procure that each loan owing from The Energy Group Limited to Energy Group Overseas B.V. ("EGO B.V."), which originally came into being as a result of the on lending through the Group of the proceeds of the issuance by EGO B.V. of $500,000,000 aggregate principal amount of unsecured debt securities ("Yankee Bonds") in October 1997 carries a rate of interest at least equal to that of the respective series of the Yankee Bonds and is not discharged, novated or assigned in any way which would either:

          (i) cause the ultimate obligor to be a company which is not a holding company of the REC; or

          (ii) cause the ultimate beneficiary of the series of related indebtedness to be a person other than the Group Company which is the obligor under the Yankee Bonds.


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                                       55


18.19 RANKING OF BOND ISSUER

(a) Where the Company issues a guarantee of the obligations of an SPV in respect of a raising of Borrowed Money by that SPV the amount raised by such SPV shall be on-lent to the Company on terms that the obligations of the Company in respect of repayment of that loan are expressly subordinated to the claims of all other unsecured and unsubordinated creditors of the Company in the event of the insolvency of the Company or such loan is made on such terms as are, in the opinion of the Agent (acting reasonably), effective to provide that the creditors of the SPV under the relevant capital market instrument will not (after taking account of the possibility of the SPV making an intra-group claim against the Company, in addition to the claim of the creditors of such SPV under the Company's guarantee) become entitled to a claim against the Company that ranks better than pari passu with the claims of the Finance Parties under the Finance Documents on a liquidation of the Company.

(b) Where the SPV is an unlimited company (or any other entity whose immediate owner would have unlimited liability for that entity's liabilities and obligations), the Company shall hold its interest in the SPV indirectly, by virtue of the Company being the holder of the issued share capital of one or more private limited companies (or any other entities whose immediate owner would have limited liability (by reference only to unpaid share capital or a similar concept) for that entity's liabilities or obligations) which is the direct or indirect owner of such SPV.

(c) The Company shall ensure that no Group Company other than the Company or any holding company of the relevant SPV shall:

     (i)  transfer cash or assets to an SPV or holding company of an SPV; or

     (ii) give any guarantee, indemnity or other assurance for the obligations of an SPV or holding company of an SPV, unless the Facility shall simultaneously be equally and rateably secured by a guarantee from the same Group Company.

(d) The Company shall not and shall ensure that no holding company of the relevant SPV shall:

     (i) transfer cash or assets to an SPV or holding company of an SPV save only to the extent required to service interest, principal and/or premium payable under capital markets instruments issued by the SPV or as the Company may be required to pay under the terms of any loan between the SPV and the Company made under Clause 18.19(a) above or as may be required initially to capitalise an SPV in accordance with professional advice received or to meet liabilities of such SPV arising from its existence and administration operation in accordance with the terms of this Agreement including audit and legal fees, taxation and other expenses incurred by it; or

     (ii) give any guarantee, indemnity or other assurance for the Borrowed Money of an SPV or holding company of an SPV, unless the Facility shall simultaneously be equally and rateably secured by a guarantee from the same Group Company (save for any guarantee given by the Company under Clause 18.19(a)above)


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                                       56


18.20 ADDITIONAL GUARANTORS

     The Company shall ensure that, if after the signing of this Agreement, any member of the Group or any Relevant Person gives any guarantee of any Indebtedness of an Obligor in respect of Borrowed Money, that person shall simultaneously become a Guarantor under this Agreement in accordance with Clause 27.6 (Guarantors).

18.21 EQUITY-CREDITPREFERRED SECURITIES

     Nothing in this Agreement shall prevent, and this Agreement shall not be breached by, the issuance of Equity-CreditPreferred Securities or the incurring by any member of the Group of guarantees thereof complying with paragraph (iv) of the definition thereof.

18.22 RESTRICTIONS RELATED TO EXCESS EQUITY FUNDING

     Any Borrowed Money which is raised with a view to repaying, or is used to repay, all or part of the Excess Equity Funding, or which is raised to refinance any Indebtedness which was incurred for that purpose or so used, shall rank pari passu with the Facility, and shall be raised by the Company or by an SPV guaranteed by the Company, and not by any other member of the Group.

19.  EVENTS OF DEFAULT

19.1 EVENTS OF DEFAULT

     Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Relevant Company (or any other person)) namely if:

     (A) NON-PAYMENT: any Obligor fails to pay any sum due from it under any of the Finance Documents on its due date in the manner stipulated in the relevant Finance Document (or within three Business Days of the due date if the delay is caused by technical difficulties or administrative error in the transfer of funds); or

     (B) BREACH OF OTHER OBLIGATIONS: any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any of the Finance Documents (other than any such obligations referred to in Clause 19.1(a) (Non-payment) and in respect of any such breach or omission which, in the reasonable opinion of the Majority Banks, is capable of remedy, such action as shall remedy the same to the reasonable satisfaction of the Majority Banks shall not have been taken within 21 days of the relevant Obligor becoming aware of such default; or

     (C) MISREPRESENTATION: any representation, warranty or statement made or deemed to be made or repeated by or on behalf of any Obligor in, or in connection with, any of the Finance Documents or in any notice, accounts, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading and if capable of being remedied, in the reasonable opinion of the Majority Banks, is not remedied to the reasonable satisfaction of the Majority Banks 21 days after the date on which the relevant Group Company becomes aware of such misrepresentation; or


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                                       57


     (D)  CROSS-DEFAULT:

          (i) any Borrowed Money of a member of the Group is not paid when due or within any originally stated applicable grace period; or

          (ii) (by reason of an event of default or default howsoever described) any Borrowed Money of a member of the Group is declared or becomes capable of being declared to be or otherwise becomes due and payable prior to its specified maturity; or

          (iii)any Borrowed Money of a member of the Group which is repayable on demand is not repaid on demand being made,

          in circumstances where, in all or any of the above paragraphs, the Borrowed Money amounts in aggregate at any one time to more than (pound)20,000,000 or, if higher, an amount of 2% of Adjusted Share Capital and Reserves or its equivalent in other currencies, unless the alleged default is being disputed in good faith and the Company has shown to the Agent's satisfaction (acting reasonably) that it has adequate cash resources to pay that Borrowed Money and its other debts as they fall due; or

     (E) LEGAL PROCESS: (without prejudice to any other provision of this Agreement) any final judgment or order in an amount exceeding (pound)2,000,000 (or its equivalent in other currencies) made against any Relevant Company is not stayed or complied with or paid within 28 days (or in the case of payments, when due (if later)) or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any part of the undertakings, assets, rights or revenues of any Relevant Company with a book value or market value in excess of(pound)2,000,000 and is not discharged or stayed within 14 days; or

     (F)  INSOLVENCY: any Relevant Company:

          (i) is deemed unable to pay its debts in accordance with Section 123(1)(a), (b) or (e) or (2) of the Insolvency Act 1986 unless, in the case of Section 123(1)(a) only, a statutory notice has been withdrawn, stayed or dismissed within 14 days; or

          (ii) is unable generally to pay its debts as they fall due; or

     (G)  ADMINISTRATION:

          (i) any meeting of the directors of any Relevant Company is convened for the purpose of considering any resolution to present an application for an administration order; or

          (ii) a petition for an administration order in relation to any Relevant Company is presented to the court or an administration order is sought of the court on the basis of an undertaking to subsequently present a petition which, if in either case it is being contested by the Relevant Company in good faith with appropriate proceedings diligently pursued, is not discharged within 21 days; or


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                                       58


          (iii)any Relevant Company passes a resolution to present an application for an administration order; or

          (iv) an administration order is made in relation to any Relevant Company; or

     (H) COMPOSITIONS ETC: any steps are taken, or negotiations commenced, by any Relevant Company or by its creditors generally with a view to proposing any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving such company and its creditors generally; or

     (I)  APPOINTMENT OF RECEIVERS AND MANAGERS:

          (i) any administrative or other receiver or any manager is appointed of any Relevant Company or any material part of its assets and/or undertaking; or

          (ii) the directors of any Relevant Company request any person to appoint such a receiver or manager; or

          (iii)any other steps are taken to enforce any Security Interest over all or any material part of the assets and/or undertakings of any Relevant Company; or

     (J)  WINDING UP:

          (i) any meeting of any Relevant Company is convened for the purpose of considering any resolution for (or to petition for) its winding up; or

          (ii) any Relevant Company passes such a resolution; or

          (iii)any person presents any petition for the winding up of any Relevant Company (not being a petition which the Company can demonstrate to the satisfaction of the Agent is frivolous vexatious or an abuse of the process of the court) which is not dismissed or discharged within 14 days of service thereof; or

          (iv) an order for the winding up of any Relevant Company is made, not (in any case) being a winding-up of a Subsidiary of the Company involving an amalgamation or reorganisation on a solvent basis which has been approved in advance by the Agent (acting reasonably); or

     (K) DISSOLUTION: any corporate, legal or administrative proceedings are commenced by any person (including, without limitation, the Registrar of Companies) with a view to the dissolution of any Relevant Company, not being a dissolution involving an amalgamation or reorganisation on a solvent basis which has been approved in advance by the Agent (acting reasonably); or

     (L) ANALOGOUS PROCEEDINGS: there occurs, in relation to any Relevant Company, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Majority Banks, appears in that country or territory corresponds with, or has an effect equivalent to, any of those mentioned in Clauses 19.1(e) (Legal process) to (j) (Dissolution) (inclusive) or any Relevant Company otherwise becomes subject, in any such country or territory,


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          to a legal procedure under of any law relating to insolvency, bankruptcy or liquidation; or

     (M) CESSATION OF BUSINESS: other than in relation to a disposal permitted under this Agreement, any Relevant Company suspends or ceases or threatens to suspend or cease to carry on its business unless another member of the Group carries on such business in its place; or

     (N)  CHANGE OF CONTROL:

          (i) Bidco ceases to be a wholly-owned subsidiary (as that term is used in section 736 of the Act) of Finco 2; or

          (ii) Finco 2 ceases to be a wholly-owned direct or indirect Subsidiary of the Parent (other than as permitted by paragraph (iii) below) and at least a 90% owned direct subsidiary of the Company; or

          (iii)less than 50% plus one share of the equity share capital of the Company is held by the Parent (directly or indirectly) at any time; or

          (iv) The Energy Group Limited (company no. 3613919) ceases to be a wholly-owned Subsidiary of Bidco; or

          (v) REC or any other Licensee ceases to be a wholly-owned Subsidiary of the Company; or

          (vi) there is a Change in Control of the Parent; or

     (O)  DISTRIBUTION BUSINESS/GENERATION BUSINESS:

          (i) the Group ceases, or threatens to cease, to carry on the Distribution Business or the Generation Business as a whole;

          (ii) all or a majority of the issued shares of any Licensee or any other Relevant Company or the whole or any material part of the assets or revenues of (aa) the Distribution Business or (bb) the Generation Business (taken as a whole) are seized, nationalised, expropriated or compulsorily acquired by or under the authority of a Government Entity;

          (iii)any change is made in the statutory or regulatory requirements applicable to the Distribution Business or the Generation Business or any new statutory or regulatory requirements are imposed on it which would be reasonably likely to have a Material Adverse Effect; or

     (P)  LICENCES:

          (i) the Secretary of State or any other person with the ability to do so gives notice in writing of the revocation of a Licence for any reason or a Licence ceases to be in full force and effect in any material respect except where a similar licence is or licences are granted to a member of the Group in its place;


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          (ii) without prejudice to paragraph (i) above, any legislation
               (whether primary or subordinate) with regard to the creditors of Licensees or the ability of Licensees to raise finance under a Licence or with regard to generators or electricity or public electricity suppliers generally is enacted and that enactment would be reasonably likely to have a Material Adverse Effect;

          (iii)any amendment is made to the terms and conditions of a Licence and the amendment would be reasonably likely to have a Material Adverse Effect; or

     (Q)  ELECTRICITY ACT:

          (i) any of the provisions of the Electricity Act (or any subordinate legislation) detailing the rights, powers, authorities, obligations and duties of the Secretary of State or the Director General, or the manner in or time at which they are to be exercised, are repealed, amended or introduced in a manner which would be reasonably likely (in the opinion of the Majority Banks) to have a Material Adverse Effect; or

          (ii) the relevant licensee fails to comply with a final order (within the meaning of section 25 of the Electricity Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and in either case which has not been revoked under that section or the validity of which has not been questioned under section 27 of the Electricity Act, if such failure to comply would be reasonably likely to have a Material Adverse Effect; or

     (R) POOLING AND SETTLEMENT AGREEMENT: REC or any other member of the Group ceases to be a party to the Pooling and Settlement Agreement, or any notice requiring REC or any other member of the Group to cease to be a party to the Pooling and Settlement Agreement is given to such company under the relevant clauses of the Pooling and Settlement Agreement, except where another member of the Group becomes a party to that agreement in its place or such cessor occurs or such notice is given in the context of a general disbandment of the Pooling and Settlement Agreement; or

     (S) GAS FRAMEWORK AGREEMENT: the relevant member of the Group ceases to be a party to the Gas Framework Agreement where this would be reasonably likely to lead to a Material Adverse Effect, except where another member of the Group becomes a party to that agreement in its place;

     (T) FINANCE DOCUMENTS: any Finance Document is not or ceases to be legal, valid and binding on or (subject to the Reservations) enforceable against any Obligor or is alleged by the Company or any other Obligor to be ineffective for any reason; or

     (U) UNLAWFULNESS: it becomes unlawful at any time for any Obligor to perform all or any of its material obligations under any of the Finance Documents; or

     (V) MATERIAL ADVERSE EFFECT: at any time after the date of this Agreement there is a change in the financial condition of an Obligor which has a Material Adverse Effect.

19.2 ACCELERATION


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                                       61


     The Agent may, and, if so requested by the Majority Banks, shall, without prejudice to any other rights of the Finance Parties after the happening of an Event of Default, and so long as the same is outstanding, by notice to the Company:

     (a) declare that the obligation of each Bank to make its Commitments available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

     (b) declare that the Advances and all interest and fees accrued and all other sums payable under the Finance Documents have become due and payable or have become due and payable on demand, whereupon the same shall immediately or in accordance with the terms of such notice, become due and payable or become obligations payable on demand: and/or

     (c) declare that the Guarantees (or any of them) have become enforceable (in whole or in part).

     On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Obligors, to select the duration of Interest Periods.

20.  THE AGENT AND THE ARRANGER

20.1 APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorises the Agent on its behalf to:

     (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

     (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

(c) The Agent shall have only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

20.2 ROLE OF THE ARRANGER

     Except as otherwise provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

20.3 RELATIONSHIP

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.


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                                       62


20.4 MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

20.5 DELEGATION

      The Agent may act under the Finance Documents through its personnel and agents.

20.6 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor the Arranger is responsible to any other Party for:-

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b)  the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

20.7 DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

20.8 EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document. Any officer, employee or agent of the Agent may rely on this sub-clause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.


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                                       63


20.9 RELIANCE

      The Agent may:-

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

     (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

20.10 CREDIT APPROVAL AND APPRAISAL

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

     (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arranger in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

20.11 INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)  Except as provided above, the Agent has no duty:-

     (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Company or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

     (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.


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                                       64


20.12 THE AGENT AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank, each of the Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Arranger.

(b)  Each of the Agent and Arranger may:-

     (i)  carry on any business with an Obligor or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

     (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) Each Obligor irrevocably authorises the Agent to disclose to the other Finance Parties any information which in its opinion is received by it in its capacity as the Agent.

(e) The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

20.13 INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which its participation in the Advances (if any) bears to the Original Sterling Amount of all the Advances on the date of the demand. However, if there are no Advances outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

20.14 COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.


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                                       64


(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

20.15 RESIGNATION OF AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 20 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

20.16 BANKS

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from the Bank to the contrary.

(b) The Agent may at any time, and shall if required to do so by the Majority Banks, convene a meeting of the Banks.

20.17 EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

     The Company shall forthwith on demand pay the Agent for the cost of utilising its management time or other resources in connection with:

     (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Company and relating to a Finance Document or a document referred to in any Finance Document; or


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                                       66


     (b)  the occurrence of a Default; or

     (c) the enforcement of, or the preservation of any rights under, any Finance Document.

     Any amount payable to the Agent under this Clause will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company, and is in addition to any fee paid or payable to the Agent under Clause 21 (Fees).

21.  FEES

21.1 ARRANGEMENT FEE

     The Company shall pay on the date of this Agreement to the Arranger an arrangement fee in the amount agreed in the relevant Fee Letter. This fee shall be distributed by the Arranger among the Banks in accordance with the arrangements agreed by the Arranger with the Banks prior to the date of this Agreement.

21.2 AGENT'S FEE

     The Company shall pay to the Agent for its own account an agency fee in the amount and at the times agreed in the relevant Fee Letter.

21.3 COMMITMENT FEE

(a) The Company shall pay to the Agent for each Bank a commitment fee in Sterling computed at the rate of 50 per cent. of the Applicable Margin on the undrawn, uncancelled amount of that Bank's Commitment during the Commitment Period. For this purpose, Advances are taken at their Original Sterling Amount.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee shall also be payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation comes into effect.

21.4 TERM OUT FEE

     The Company shall pay to the Agent a term-out fee, for distribution to each Bank pro rata to the proportion its participation in Term-out Advances bears to the aggregate principal amount of all Term-out Advances outstanding at that time. In respect of each Term-out Advance drawn under Clause 6.1 (Repayment) a Term-out fee will be calculated at the rate of 0.05% flat on the principal amount of that Term-out Advance, and is payable on the Drawdown Date for that Term-out Advance.

21.5 VAT

     Any fee referred to in this Clause 21 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.


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                                       67


22.  EXPENSES

22.1 INITIAL AND SPECIAL COSTS

     The Company shall within three Business Days of demand pay the Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by either of them in connection with:

     (a)  the negotiation, preparation, printing and execution of:

          (i) this Agreement and any other documents referred to in this Agreement;

          (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

     (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 26.7 (Change of currency), the Agent, and relating to a Finance Document or a document referred to in any Finance Document.

22.2 ENFORCEMENT COSTS

     The Company shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

23.  STAMP DUTIES

     The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

24.  INDEMNITIES

24.1 CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and


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                                       68


     (iii) the Obligor shall forthwith on demand pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2 OTHER INDEMNITIES

     The Company shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

     (a)  the occurrence of any Default;

     (b) a change in currency of a country or the operation of Clause 19.2 (Acceleration) or Clause 30 (Pro rata Sharing);

     (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received; or

     (d) an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) an Advance not being made after the Company has delivered a Request.

     The Company's liability in each case includes any loss of Applicable Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

25.  EVIDENCE AND CALCULATIONS

25.1 ACCOUNTS

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

25.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3 CALCULATIONS

     Interest (including any applicable Mandatory Cost) and the fee payable under Clause 21.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days, or, in the case of interest payable on an amount denominated in an Optional Currency or where market practice otherwise dictates, 360 days.


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                                       69


26.  AMENDMENTS AND WAIVERS

26.1 PROCEDURE

(a) Subject to Clause 26.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

26.2 EXCEPTIONS

(a) Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks to agree with any Obligor any amendment or waiver which relates to:-

     (i)  the definition of "MAJORITY BANKS" in Clause 1.1 (Definitions);

     (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to a Bank under the Finance Documents (including the Applicable Margin and any fee payable under Clause 21.3 (Commitment fee));

     (iii) an increase in any Bank's Commitment;

     (iv) the incorporation of additional obligors and/or drawers otherwise than in accordance with Clause 27.6 (Guarantors);

     (v)  the incorporation of additional borrowers;

     (vi) a term of a Finance Document which expressly requires the consent of all Banks; or

     (vii) Clause 2.2 (Nature of a Finance Party's rights and obligations), Clause 27.2 (Transfers by Banks), Clause 30 (Pro rata sharing) or this Clause 26,

(b) An amendment or waiver which relates to the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

26.3 MEANING OF MAJORITY BANKS

     Where any of the Finance Documents provides for any matter to be determined by reference to the opinion of, or to be subject to the consent or request of, the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions, but so that (as between the Obligors and the Finance Parties) the Obligors shall each be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks when notified to this effect by the Agent whether or not this is the case.


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                                       70


26.4 NOTICE TO MAJORITY BANKS

     If, within 10 Business Days of the Agent despatching to each Bank a notice requesting instructions (or confirmation of instructions) from the Banks or the agreement of the Banks to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (subject to Clause 26.6 (Late responses)) the Agent shall treat any Bank which has not so responded as having indicated a desire to be bound by the wishes of 66 2/3 per cent. of those Banks (measured in terms of the relevant participations in outstanding Advances or, if none, the relevant Commitments of those Banks) which have so responded. Any Bank which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

26.5 MEANING OF ALL BANKS

     (a) Where this Agreement or any other Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent of or request of, all of the Banks or the Banks acting unanimously or for any action to be taken on the instruction of all the Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by all the Banks (or the Banks acting unanimously) if all the Banks shall have received prior notice (the "AGENT'S NOTICE") of such matter containing a request for written instructions from such Bank to be received by the Agent within ten Business Days of the receipt (or the deemed receipt pursuant to Clause 33.2 (Addresses for notices)) of the Agent's Notice. Before the expiry of such deadline, the Agent will use reasonable endeavours to contact any Bank which has not responded to the Agent's Notice in order to obtain a response from such Bank.

     (b)  If, in respect of a Bank, the Agent:

          (i) shall not have received written instructions in respect of such matter from such Bank; and

          (ii) the Agent shall have received written instructions in respect of such matter from at least five other Banks,

          in each case within such time period (and subject to Clause 26.6 (Late responses)), such Bank shall be deemed to have irrevocably renounced and waived its right to make any such determination, approval, consent or provide instructions to the Agent in respect of such matter; shall not have any rights, recourse or remedy against the Agent in respect of such matter; and shall be bound (as shall each of the Obligors) by the determination, approval, consent or instructions of the other Banks in respect of such matter. This clause 26.5(b) shall not apply in so far as it would create any obligation on a Bank to provide an increased Commitment without such Bank having expressed such increased Commitment in writing.

     (c) Clauses 26.3 (Meaning of Majority Banks) and 26.4 (Notice to Majority Banks) shall not apply in relation to those matters which are to be decided by all the Banks.


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                                       71


26.6 LATE RESPONSES

     In any case where a Bank fails to respond within the time limit set down under Clauses 26.4 (Notice to Majority Banks) or 26.5 (Meaning of all Banks), such Bank's response, if it responds before any determination or instruction is acted upon or communicated to any Obligor, will be taken into account as if it had been received within the time limit provided that the Agent has received actual notice of such response before any such action or communication.

26.7 CHANGE OF CURRENCY

     If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), this Agreement will be amended to the extent the Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

26.8 WAIVERS AND REMEDIES CUMULATIVE

     The rights of each Finance Party under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.  CHANGES TO THE PARTIES

27.1 TRANSFERS BY OBLIGORS

     No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

27.2 TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate in whole or in part any of its Commitment and/or any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK").

(b) (i) A transfer of part of a Commitment must be in a minimum amount of at least (pound)5,000,000 and must not result in the transferring Bank having a commitment after the transfer of less than (pound)5,000,000; and

     (ii) the prior consent of the Company is required for any such assignment, transfer or novation, unless, the New Bank is another Bank or an Affiliate of a Bank. However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within five Business Days of receipt by the Company of an application for consent, it has not been expressly refused.

(c)  A transfer of obligations will be effective only if either:

     (i) the obligations are novated in accordance with Clause 27.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitment and/or any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (pound)750.

(f)  An Existing Bank is not responsible to a New Bank for:

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii) the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)  Nothing in any Finance Document obliges an Existing Bank to:

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

27.3 PROCEDURE FOR NOVATIONS

(a)  A novation is effected if:

     (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 5 (a "NOVATION CERTIFICATE"); and

     (ii) the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

     (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

27.4 REFERENCE BANKS

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

27.5 NO INCREASED COSTS

     If at the time of any assignment, transfer or novation by any Bank under Clause 27.2 or any change of a Bank's Facility office, circumstances exist or are reasonably foreseeable which would oblige the Company to pay to the New Bank (or, in the case of a change of Facility office, the relevant
     Bank) under Clause 12 (Taxes) or 14 (Increased Costs) any amount in excess of the amount which it would have been obliged to pay to that Bank under the relevant Clause in the absence of that assignment, transfer or novation or change of Facility office, the Company shall not be obliged to pay that excess.


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                                       74


27.6 GUARANTORS

(a) (i) Subject to paragraph (b) below, the Company shall procure that each member of the Group which provides a guarantee for any Indebtedness of the Company after the date of this Agreement becomes a Guarantor within 14 days of it providing such guarantee by delivering to the Agent a Guarantor Accession Agreement, duly executed by that member of the Group.

     (ii) Upon execution and delivery of a Guarantor Accession Agreement, the relevant member of the Group will become a Guarantor.

     (iii) The Company shall procure that, at the same time as a Guarantor Accession Agreement is delivered to the Agent, there is also delivered to the Agent all those other documents listed in Part III of Schedule 7, in each case in form and substance satisfactory to the Agent.

(b) If the Company demonstrates to the satisfaction of the Agent that it is illegal for the Company to comply with its obligations under paragraph (a) above, the Company shall only be obliged so to comply within 14 days after it becomes legal to do so.

(c) The execution of a Guarantor Accession Agreement constitutes confirmation by the relevant member of the Group that the representations and warranties set out in Clause 16 (Representations and warranties) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

27.7 REGISTER

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

28.  DISCLOSURE OF INFORMATION

     A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (a)  a copy of any Finance Document; and

     (b) any information which that Bank has acquired under or in connection with any Finance Document.

29.  SET-OFF

     A Finance Party may, at any time after a Default has occurred and is outstanding, set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.


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                                       75


30.  PRO RATA SHARING

30.1 REDISTRIBUTION

     If any amount owing by an Obligor under the Finance Documents to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 11 (Payments) (a "RECOVERY"), then:

     (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 11 (Payments);

     (c) subject to Clause 30.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by an Obligor under Clause 11 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 11.7 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
          (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

30.2 REVERSAL OF REDISTRIBUTION

      If under Clause 30.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for a period whilst it held the re-distribution. Thereupon the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3 EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor in the amount of the redistribution under Clause 30.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

31.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

32.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.  NOTICES

33.1 GIVING OF NOTICES

     All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if by letter, when delivered personally or on actual receipt;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c)  if by facsimile, when received in legible form.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

33.2 ADDRESSES FOR NOTICES

(a) The address, telex number and facsimile number of each Party (other than the Company and the Agent) for all notices under or in connection with this Agreement are:

     (i) those notified by that Party for this purpose to the Agent on or before it becomes a Party; or

     (ii) any others notified by that Party for this purpose to the Agent by not less than five Business Days' notice.


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                                       77


(b)  The address and facsimile number of the Company are:

     TXU Europe Limited
     Wherstead Park
     Wherstead
     Ipswich
     Suffolk

     Telefax:    +44 147 355 5002
     Attention:  Group Finance Director

     or such other as the Company may notify to the other Parties by not less than five Business Days' notice.

(c)  The address and facsimile number of the Agent are:

     Chase Manhattan International Ltd
     Trinity Tower
     9 Thomas More Street
     London E1 9YT

     Telefax:    +44 207 777 2360
     Attention:  Stephen Clarke

     or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)  All notices from or to an Obligor shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

34.  JURISDICTION

(a) The English courts have jurisdiction to settle any dispute in connection with any Finance Document.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, the Finance Parties may take:

     (i)  proceedings in any other court; and

     (ii) concurrent proceedings in any number of jurisdictions.

     35.  Governing LawThis Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

BANKS                                                            COMMITMENTS
                                                                   (pound)

Banca Monte dei Paschi di Siena SpA, London Branch                15,000,000

Bank of America, N.A.                                             15,000,000

The Bank of New York                                              15,000,000

The Bank of Nova Scotia                                           15,000,000

The Bank of Tokyo-Mitsubishi, Ltd.                                15,000,000

Barclays Bank PLC                                                 15,000,000

Bayerische Landesbank Girozentrale, London Branch                 15,000,000

BNP Paribas                                                       15,000,000

The Chase Manhattan Bank                                          15,000,000

Citibank, N.A.                                                    15,000,000

Commerzbank Aktiengesellschaft, London Branch                     15,000,000

Credit Lyonnais                                                   15,000,000

The Dai-ichi Kangyo Bank, Limited                                 15,000,000

Deutsche Bank AG London                                           15,000,000

Fleet National Bank                                               15,000,000

National Australia Bank Limited (ACN 004044937)                   15,000,000

Societe Generale, London Branch                                   15,000,000

The Toronto-Dominion Bank                                         15,000,000

UBS AG, London Branch                                             15,000,000

Westdeutsche Landesbank Girozentrale                              15,000,000
                                                                  -----------

Total Commitments                                         (pound)300,000,000
                                                                 ------------


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                                       80


                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

1. A copy of the memorandum and articles of association and certificate of incorporation of the Company.

2.   A copy of a resolution of the board of directors of the Company:-

     (a) approving the terms of, and the transactions contemplated by, this Agreement executed by the Company and resolving that it execute this Agreement and the Fee Letter;

     (b) authorising a specified person or persons to execute this Agreement and the Fee Letter on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4. A certificate of a director of the Company confirming that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on the Company to be exceeded.

5. A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. Evidence satisfactory to the Agent that the total commitments under the (pound)250,000,000 multicurrency facility dated 21st May, 1998 between (among others) Eastern Electricity plc and Chase Manhattan International Limited as facility agent have been reduced to (pound)150,000,000.

7. Evidence satisfactory to the Agent that all amounts of principal under the Excess Equity Funding have been repaid in full.

8. Evidence that the Company has paid, or has made arrangements satisfactory to the Agent for the payment of, all fees referred to under Clauses 21.1 (Arrangement fee) and 21.2 (Agent's fee).

9. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

10. A legal opinion of Allen & Overy, legal advisers to the Arranger and the Agent, substantially in the form of Schedule 6, addressed to the Finance Parties.


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                                       81


                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for an Advance for its Interest Period is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

     in relation to an Advance denominated in Sterling:

     BY + S(Y-Z) + F x 0.01 % per annum
     ----------------------
          100-(B + S)

     in relation to any other Advance:

     F x 0.01 % per annum
     --------
       300

     where on the day of application of a formula:

     B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y    is LIBOR at or about 11.00 a.m. on that day for the Interest Period;

     S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per (pound)1 million of the fee base of the Reference Bank.

(b)  For the purposes of this Schedule 3:

     (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii) "FEE BASE" has the meaning given to it in the Fees Regulations;

     (iii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2000 and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e) (i) The formula is applied on the first day of the Interest Period of the Advance.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded to four decimal places.

(f) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.


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                                       83


                                   SCHEDULE 4

                                 FORM OF REQUEST

To:   CHASE MANHATTAN INTERNATIONAL LTD as Agent

From: TXU EUROPE LIMITED
                                                         Date: [              ]


TXU EUROPE LIMITED - (POUND)300,000,000 REVOLVING CREDIT AGREEMENT DATED 23RD AUGUST, 2000

1.   We wish to borrow an Advance as follows:

     (a)  Drawdown Date: [                   ]

     (b)  Amount: [                     ]

     (c)  Interest Period: [                 ]

     (d)  Maturity Date:    [                ] (for Term-out Advances only)

     (e)  Payment instructions: [                 ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

By:

TXU EUROPE LIMITED
Authorised Signatory


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                                       85


                                   SCHEDULE 5

                          FORM OF NOVATION CERTIFICATE

To:   CHASE MANHATTAN INTERNATIONAL LTD as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]    Date: [               ]


TXU EUROPE LIMITED - (POUND)300,000,000 REVOLVING CREDIT AGREEMENT DATED 23RD AUGUST, 2000

We refer to Clause 27.3 (Procedure for novations).

1.   We [           ] (the "EXISTING BANK") and [           ] (the "NEW BANK")
     agree to the Existing Bank and the New Bank novating all the Existing Bank's Commitment (or part) rights and obligations referred to in the
     Schedule in accordance with Clause 27.3 (Procedure for novations).

2. The specified date for the purposes of Clause 27.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.


                                  THE SCHEDULE

                 COMMITMENT/RIGHTS AND OBLIGATIONS TO BE NOVATED

[Insert relevant details]

[NEW BANK]

[Facility Office              Address for notices]

[Existing Bank]          [New Bank]               CHASE MANHATTAN
                                                  INTERNATIONAL LTD

By:                      By:                      By:

Date:                    Date:                    Date:

                                   SCHEDULE 6

                     FORM OF LEGAL OPINION OF ALLEN & OVERY

To:   The Finance Parties named as
      original parties to the Agreement
      (as defined below)

      [DATE]

Dear Sirs,

    TXU EUROPE LIMITED (THE "COMPANY") - (POUND)300,000,000 CREDIT AGREEMENT
                DATED 23RD AUGUST, 2000 (THE "CREDIT AGREEMENT")

We have received instructions from and participated in discussions with Chase Manhattan plc as arranger in connection with the Credit Agreement.

Terms defined in the Credit Agreement have the same meaning in this opinion.

For the purposes of this opinion we have examined the following documents:-

(a)  a signed copy of the Credit Agreement;

(b) a certified copy of the memorandum and articles of association and certificate of incorporation of the Company; and

(c)  certified copies of the minutes of meetings of the respective boards of
     directors of the Company held on [           ].

On [           ], we carried out a search of the Company at the Companies
Registry. On [           ] we made a telephone search of the Company at the
winding-up petitions at the Companies court.

The above are the only documents or records we have examined and the only searches and enquiries we have carried out for the purpose of this opinion.

We assume that:-

(i) the Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into the Credit Agreement and will not as a consequence of the Credit Agreement, be unable to pay its debts within the meaning of that section;

(ii) no step has been taken to wind up the Company or appoint a receiver in respect of it or any of its assets although the searches of the Companies Registry referred to above give no indication that any winding-up order or appointment of a receiver has been made;

(iii) all signatures and documents are genuine;


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                                       86


(iv) all documents are and remain up-to-date;

(v) the correct procedure was carried out at the board meetings referred to in paragraph (c) above, for example, there was a quorum, all relevant interests of directors were declared and the resolutions were duly passed at each of the meetings; and

(vi) any restrictions in the Company's Articles of Association would not be contravened by entry into and performance by the Company of the Credit Agreement;

(vii) the Credit Agreement has been duly executed on behalf of the Company by the persons authorised by the resolutions passed at the meetings referred to in paragraph (c) above; and

(viii) the Credit Agreement is a legally binding, valid and enforceable obligation of each Finance Party.

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:-

(1) STATUS: The Company is a company incorporated with limited liability under the laws of England and is not in liquidation.

(2) POWERS AND AUTHORITY: The Company has the corporate power to enter into and perform the Credit Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of the Credit Agreement.

(3) LEGAL VALIDITY: The Credit Agreement constitutes a legally binding, valid and enforceable obligation of the Company.

(4) NON-CONFLICT: The execution, delivery and performance by the Company of each of the Credit Agreement will not violate any provision of (i) any existing English law applicable to companies generally, or (ii) the memorandum or articles of association of the Company.

(5) CONSENTS: No authorisations of governmental, judicial or public bodies or authorities in England are required by the Company in connection with the performance, validity or enforceability of the Credit Agreement.

(6) TAXES: All payments due from the Company under the Credit Agreement may be made without deduction of any United Kingdom taxes, if, in the case of any interest, the person that made the Advance to which the interest relates was, at the time of making the Advance, a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and the person beneficially entitled to the interest is within the charge to United Kingdom corporation tax as respects that interest at the time the interest is paid.

(7) REGISTRATION REQUIREMENTS: It is not necessary or advisable to file, register or record the Credit Agreement in any public place or elsewhere in England.

(8) STAMP DUTIES: No stamp, registration or similar tax or charge is payable in England in respect of the Credit Agreement.

This opinion is subject to the following qualifications:-


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                                       87


(i) This opinion is subject to all insolvency and other laws affecting the rights of creditors or secured creditors generally.

(ii) No opinion is expressed on matters of fact.

(iii) We assume that no foreign law affects the conclusions stated above.

(v) The term "ENFORCEABLE" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations of the Company may be qualified by the non-conclusively of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully


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                                       88


                                   SCHEDULE 7

                                     PART I

                                    GUARANTEE

1.   GUARANTEE

     Each Guarantor irrevocably, unconditionally, jointly and severally:

     (a) as principal obligor, guarantees to each Finance Party prompt performance by the Company of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall forthwith on demand by the Agent pay that amount as if that Guarantor instead of the Company were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

2.   CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.   REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Part I of Schedule 7 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

4.   WAIVER OF DEFENCES

     The obligations of each Guarantor under this Part I of Schedule 7 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Part I of Schedule 7 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

     (a) any time or waiver granted to, or composition with, the Company or other person;

     (b) the release of any other Obligor or any person under the terms of any composition or arrangement with any creditors of any member of the Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the Company or any other person;

     (e) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Part I of Schedule 7 shall include each variation or replacement;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that each Guarantor's obligations under this
          Part I of Schedule 7 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

     (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Company under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's obligations under this Part I of Schedule 7 shall be construed as if there were no such circumstance.

5.   IMMEDIATE RECOURSE

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Part I of Schedule 7.

6.   APPROPRIATIONS

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in a suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Part I of Schedule 7, without liability to pay interest on those moneys.


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                                       90


7.   NON-COMPETITION

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Part I of Schedule 7.

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Part I of Schedule 7;

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor,

     unless the Agent otherwise directs. Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Part I of Schedule 7 or as directed by the Agent.

8.   ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.


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                                       91


                                   SCHEDULE 7

                                     PART II

                          GUARANTOR ACCESSION AGREEMENT

To:   CHASE MANHATTAN BANK INTERNATIONAL LTD as Agent

From: [PROPOSED GUARANTOR]
                                                            Date: [        ]

       TXU EUROPE - (POUND)300,000,000 CREDIT AGREEMENT DATED 23RD AUGUST, 2000
                            (THE "CREDIT AGREEMENT")

We refer to Clause 27.6 (Guarantors).

We, [name of company] of [Registered Office] (Registered no. [       ]) agree to
become a Guarantor and to be bound by the terms of the Credit Agreement (including the Guarantee) as a Guarantor in accordance with Clause 27.6 (Guarantors).

Our address for notices for the purposes of Clause 33.2 (Addresses for notices) is:-

[

                              ]


This Guarantor Accession Agreement is entered into by way of deed and is governed by English law.

*[THE COMMON SEAL of         )
[PROPOSED GUARANTOR]         )
was affixed to this deed in  )
the presence of:-            )


Director

Director/Secretary]

[EXECUTED as a deed by              )
[PROPOSED GUARANTOR]                )                 Director
acting by [NAME OF DIRECTOR]        )
and [NAME OF DIRECTOR/SECRETARY]    )                 Director/Secretary]


------------------------
*    Note:  Substitute execution clause for foreign companies where appropriate.


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                                       92


                                   SCHEDULE 7

                                    PART III

                         TO BE DELIVERED BY A GUARANTOR

1.   A Guarantor Accession Agreement, duly executed by the Guarantor.

2. A copy of the memorandum and articles of association and certificate of incorporation of the Guarantor.

3.   A copy of a resolution of the board of directors of the Guarantor:-

     (i) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement;

     (ii) authorising a specified person or persons to execute the Guarantor Accession Agreement; and

     (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4. A copy of a resolution, signed by all the holders of the issued or allotted shares in the Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5. A copy of a resolution of the Board of Directors of each corporate shareholder in the Guarantor:-

     (i) approving the terms of the resolution referred to in paragraph 4 above; and

     (ii) authorising a specified person or persons to sign the resolution on its behalf.

6. A certificate of a director of the Guarantor certifying that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded.

7. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

8. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and 5 above.

9.   If available, a copy of the latest audited accounts of the Guarantor.


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                                       93


10. A certificate of an authorised signatory of the Guarantor certifying that each copy document specified in Part III of this Schedule 7 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

11. A legal opinion of Allen & Overy, legal advisers to the Arranger and the Agent, addressed to the Finance Parties.

                                   SIGNATORIES

COMPANY

TXU EUROPE LIMITED

By:       H.C. GOODBOURN


ARRANGER

CHASE MANHATTAN plc

By:       KATHRYN JEPSON


BANKS

BANCA MONTE DEI PASCHI DI SIENA SPA, LONDON BRANCH

By:       GIORGIO GUANO, COLIN HARBOUR


BANK OF AMERICA, N.A.

By:       C. G. COUCHMAN


THE BANK OF NEW YORK

By:       NATHAN S. HOWARD


THE BANK OF NOVA SCOTIA

By:       BEVERLEY ROBERTS


THE BANK OF TOKYO-MITSUBISHI, LTD.

By:       DAVID DALLISON


BARCLAYS BANK PLC

By:       JONATHAN PUGHE

BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:       KATHRYN JEPSON


BNP PARIBAS

By:       KATHRYN JEPSON


THE CHASE MANHATTAN BANK

By:       KATHRYN JEPSON


CITIBANK, N.A.

By:       ROBERT A WELFORD


COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:       R. S. SULLIVAN


CREDIT LYONNAIS

By:       KATHRYN JEPSON


THE DAI-ICHI KANGYO BANK, LIMITED

By:       COLIN VITTERY


DEUTSCHE BANK AG LONDON

By:       MICHAEL STARMER-SMITH


FLEET NATIONAL BANK

By:       ROBERT S. WHITE


NATIONAL AUSTRALIA BANK LIMITED (ACN 004044937)

By:       RICHARD J. MOORE

SOCIETE GENERALE, LONDON BRANCH

By:       KATHRYN JEPSON


THE TORONTO-DOMINION BANK

By:       KATHRYN JEPSON


UBS AG, LONDON BRANCH

By:       KATHRYN JEPSON


WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:       T. SAI LOUIE


AGENT

CHASE MANHATTAN INTERNATIONAL LIMITED

By:       KATHRYN JEPSON